As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1548921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 McCarthy Blvd.

Milpitas, CA 95035

(408) 321-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin R. Mandia

Chief Executive Officer

FireEye, Inc.

601 McCarthy Blvd.

Milpitas, CA 95035

(408) 321-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexa King Richard Meamber FireEye, Inc. 601 McCarthy Blvd. Milpitas, CA 95035 (408) 321-6300	Steven E. Bochner Rezwan D. Pavri Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Securities to be offered by selling securityholders:
4.5% Series A Convertible Preferred Stock, par value $0.0001 per share	400,000(1)	$1,143.84(2)	$457,536,000.00	$49,917.18
Common Stock, $0.0001 par value, issuable upon conversion of 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share	26,523,867(3)	—	—	— (4)

(1)

The 400,000 shares of 4.5% Series A Convertible Preferred Stock, or the Series A Convertible Preferred Stock, were acquired by the selling securityholders in private transactions on December 11, 2020 (the “Closing Date”). Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of additional shares of the Series A Convertible Preferred Stock as may be issuable as a result of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act. There is no public market for the shares of Series A Convertible Preferred Stock being registered hereunder. The proposed maximum aggregate offering price of the Series A Convertible Preferred Stock being registered hereunder represents the price of $1,000 per share paid by the selling securityholders named herein in connection with the sales of the Series A Convertible Preferred Stock to such selling securityholders on the Closing Date, as described herein plus the increase in liquidation preference as a result of accrued dividends payable-in-kind of $143.84 per share through December 10, 2023.

(3)

Each share of Series A Convertible Preferred Stock will be convertible into a number of shares of common stock determined by dividing the sum of the liquidation preference of such share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon on the conversion date by the then-applicable conversion price. The liquidation preference will increase as a result of dividends accumulating at a rate of 4.5% per annum paid-in-kind for the first three years after the Closing. Consists of up to (i) 23,249,274 shares of common stock issuable upon the conversion at the initial conversion price of $17.25 per share of common stock of 400,000 shares of the Series A Convertible Preferred Stock held as of the date hereof and (ii) 3,274,593 additional shares of common stock issuable upon conversion at the initial conversion price of $17.25 per share of common stock of 400,000 shares of the Series A Convertible Preferred Stock pursuant to an increased liquidation preference as a result of accrued dividends payable-in-kind through December 10, 2023. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of additional shares of common stock as may be issuable as a result of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event.

(4)

No separate consideration will be received for the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.

EXPLANATORY NOTE

This registration statement contains a resale prospectus relating to the resale by the selling securityholders named in such prospectus or such selling securityholders as may be named in one or more prospectus supplements of up to (i) 400,000 shares of our 4.5% Series A Convertible Preferred Stock and (ii) 26,523,867 shares of our common stock, consisting of (a) 23,249,274 shares of common stock issuable upon conversion of the 400,000 shares of our 4.5% Series A Convertible Preferred Stock held by the selling securityholders as of February 23, 2021 and (b) 3,274,593 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock pursuant to an increased liquidation preference as a result of accrued dividends payable-in-kind on the Series A Convertible Preferred Stock through December 10, 2023, in each case, from time to time in one or more offerings.

The resale prospectus immediately follows this explanatory note. To the extent required, when the selling securityholders sell securities under the resale prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

PROSPECTUS

Up to 400,000 Shares of 4.5% Series A Convertible Preferred Stock

Up to 26,523,867 Shares of Common Stock issuable upon

conversion of 4.5% Series A Convertible Preferred Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named herein or such selling securityholders as may be named in one or more prospectus supplements, or the selling securityholders, of (i) up to 400,000 shares of our 4.5% Series A Convertible Preferred Stock, or the Series A Convertible Preferred Stock, and (ii) up to 26,523,867 shares of our common stock, consisting of (a) 23,249,274 shares of common stock issuable upon conversion of the 400,000 shares of our Series A Convertible Preferred Stock held by the selling securityholders as of February 23, 2021 and (b) 3,274,593 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock pursuant to an increased liquidation preference as a result of accrued dividends payable-in-kind on the Series A Convertible Preferred Stock through December 10, 2023, or the Preferred Conversion Shares. The shares of Series A Convertible Preferred Stock were acquired by the selling securityholders in private placements that are more fully described in the section entitled “Selling Securityholders.”

The selling securityholders may sell the securities offered by this prospectus from time to time in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

To the extent required, the specific terms of any offering will be included in a supplement to this prospectus. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by the selling securityholders. A prospectus supplement may also add, update or change information contained in this prospectus.

We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus and any supplement to this prospectus, but we have agreed to pay certain registration expenses. The selling securityholders will be responsible for all underwriting discounts and selling commissions, if any, in connection with the sale of the securities offered by this prospectus or any related prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement before you invest.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “FEYE”. On February 25, 2021, the last reported sale price of our common stock on The Nasdaq Global Select Market was $19.37 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, the selling securityholders named in this prospectus or in any related prospectus supplement may sell securities from time to time and in one or more offerings as described in this prospectus. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling notes or shares of common stock. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus (and any applicable prospectus supplement or free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “FireEye,” “we,” “our,” “us” and the “Company” in this prospectus, we mean FireEye, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.fireeye.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 13, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

FireEye, Inc.

601 McCarthy Blvd.

Milpitas, CA 95035

Attn: Alexa King

(408) 321-6300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or other similar words, which are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from the views and expectations set forth in this prospectus or the documents incorporated by reference herein. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by us or any other person that our events or plans will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	the evolution of the threat landscape facing our customers and prospects;

•	our ability, and the effects of our efforts, to educate the market regarding the advantages of our security solutions;

•	our ability to continue to grow revenues, in particular annual recurring revenues from cloud and subscriptions;

•	our expected rate of decline in mature appliance revenues and associated subscription and support revenues;

•	our future financial and operating results;

•	our business plan and our ability to effectively manage our growth and associated investments;

•	our beliefs and objectives for future operations;

•	our ability to maintain our leadership position in advanced network security;

•	our ability to attract and retain customers and to expand our solutions footprint within each of these customers;

•	our expectations concerning customer retention rates as well as expectations for the value of subscriptions and services renewals;

•	our ability to maintain our competitive technological advantages against new entrants in our industry;

•	our ability to timely and effectively scale and adapt our existing technology;

•	our ability to innovate new products and bring them to market in a timely manner;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	our ability to expand internationally;

•	the effects of increased competition in our market and our ability to compete effectively;

•	cost of revenue, including changes in costs associated with products, manufacturing and customer support;

•	trends in operating expenses, including changes in research and development, sales and marketing, and general and administrative expenses;

•	anticipated income tax rates;

•	potential attrition and other impacts associated with restructuring;

•	sufficiency of cash to meet cash needs for at least the next 12 months;

•	our ability to generate cash flows from operations and free cash flows;

•	our ability to capture new, and renew existing, contracts with the United States and international governments;

•	our expectations concerning relationships with third parties, including channel partners and logistics providers;

•	the release of new products;

•	economic and industry trends or trend analysis;

•	the impact of the COVID-19 pandemic and related public health measures on our business and the global economy;

•	the attraction, training, integration and retention of qualified employees and key personnel;

•	future acquisitions of or investments in complementary companies, products, subscriptions or technologies;

•	our expectations, beliefs, plans, intentions and strategies related to our acquisition of Verodin, Inc., Cloudvisory LLC and Respond Software, Inc.; and

•	the effects of seasonal trends on our results of operations.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. We discuss many of the risks and uncertainties in greater detail under the heading “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which you should review carefully. Actual results could differ materially from those anticipated as a result of these risks and uncertainties, as well as those detailed in our other SEC filings incorporated by reference herein. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.

This prospectus, including the documents we incorporate by reference, also contain estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the data referred to in this prospectus, including the documents we incorporate by reference, to be reliable, industry and statistical data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified these estimates generated by independent third parties. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

We provide intelligence-based cyber security control products, software-as-a-service (SaaS) solutions, managed services and professional services that allow organizations to prepare for, prevent, investigate, respond to and remediate cyber attacks, including attacks targeting on-premise, remote, cloud, hybrid and critical infrastructure environments.

We have evolved our business from a focus on appliance-based detection and prevention of stealthy and targeted cyber attacks, known as advanced persistent threats (“APTs”) in customers’ on-premise networks by expanding our portfolio of products, technologies, and services to help customers address today’s cyber security challenges. These challenges include a constantly evolving threat environment, expanding attack surfaces, digital transformation, and an acute shortage of cyber security talent.

We accomplish this through the integration of our core competitive advantages across our portfolio of security control products, SaaS solutions and professional services. Our core competitive advantages include:

•	our accumulated security expertise derived from responding to thousands of significant breaches over the past 15 years,

•

our intelligence on threats and threat actors based on our experience responding to thousands of significant security incidents every year, as well as threat intelligence gathered by our security analysts, consultants and the continuous flow of machine-based threat data from our global network of threat sensors and virtual machines and,

•

our technologies, including artificial intelligence-based extended detection and response (“XDR”) technologies, our security validation technology, our machine-learning, behavioral-based, and rules-based threat detection, analysis and correlation technologies, our cloud visibility capabilities, our proprietary Multi-vector Virtual Execution (“MVX”) engine, and our security orchestration, automation and response (“SOAR”) technology.

We design our cyber security products and solutions to rapidly incorporate the latest threat intelligence as the threat environment evolves. Through our work on the front lines, we learn the tactics, techniques and procedures attackers are using to circumvent current security safeguards. Our expertise and threat intelligence fuels our detection, validation, and automated response capabilities and becomes an integral component of our technologies in a cycle of intelligence-driven innovation. We also offer managed and consulting services to our customers to augment their internal security resources, to aid in the deployment and management of our solutions and to provide expertise on-demand when needed.

We believe that the combination of our technologies, threat intelligence and security expertise allows us to deliver more effective cyber security control products and SaaS solutions, help customers improve the effectiveness of their security investments, and enables us to build long-term relationships with our customers.

Our Corporate Information

We were incorporated in Delaware in February 2004 under the name NetForts, Inc., and changed our name to FireEye, Inc. in September 2005. Our principal executive offices are located at 601 McCarthy Blvd., Milpitas, California 95035, and our telephone number is (408) 321-6300. Our website is www.fireeye.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

SUMMARY OF RISK FACTORS

An investment in our securities is subject to numerous risks and uncertainties, including those highlighted and incorporated by reference in the section entitled “Risk Factors” immediately following this summary. The following is a summary of some of the principal risks related to an investment in our Company.

•

If the IT security market does not continue to adopt our security solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

•	We have had operating losses each year since our inception, and may not achieve or maintain profitability in the future.

•	We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

•

Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to block malware or prevent a security breach, or the failure of customers to take action on attacks identified by our products could harm our reputation and adversely impact our business, financial position and results of operations.

•	Our results of operations may vary significantly from period to period, which could cause the trading price of our common stock to decline.

•

If we are unable to retain our customers, renew and expand our relationships with them, and add new customers, we may not be able to sustain revenue growth and we may not achieve or maintain profitability in the future.

•

We have experienced network or data security incidents in the past, and we may experience additional network or data security incidents in the future, which, whether actual, alleged or perceived, may harm our reputation, create liability and adversely impact our financial results.

•

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

•	The price of our common stock has been and may continue to be volatile, and the value of your investment could decline.

•

Sales of substantial amounts of our common stock in the public markets, or sales of our common stock by our executive officers and directors under Rule 10b5-1 plans, could adversely affect the market price of our common stock.

•	The global COVID-19 pandemic could harm our business and results of operations.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” or other similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, and all other information included or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business and Our Industry

If the IT security market does not continue to adopt our security solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

Our future success depends on market adoption of our unique approach to IT security, which combines our technology, threat intelligence and security expertise in solutions that detect and prevent threats, measure security effectiveness, investigate and respond to breaches and enable customers to adapt to changes in the threat environment. We are seeking to disrupt the IT security market with our security solutions. Our solutions interoperate with, but do not replace, other IT security products. Enterprises and governments that use other security products, including signature-based and advanced products, for their IT security may be hesitant to purchase our security solutions if they believe their existing products provide a level of IT security that is sufficient to meet their needs. Currently, many enterprises and governments have not allocated a fixed portion of their budgets to separate advanced security products, standalone threat intelligence or solutions that evaluate security effectiveness. As a result, to expand our customer base, we need to convince potential customers to allocate a portion of their discretionary budgets to purchase our technology, threat intelligence and expertise. However, even if we are successful in doing so, any future deterioration in general economic conditions, including as a result of the COVID-19 pandemic, may cause our customers to cut their overall IT spending, and such cuts may fall disproportionately on solutions like ours. If we do not succeed in convincing customers that our solutions should be an integral part of their overall approach to IT security and that a fixed portion of their annual IT budgets should be allocated to our solutions, our sales will not grow as quickly as anticipated, or at all, which would have an adverse impact on our business, results of operations and financial condition.

Even if there is significant demand for security solutions like ours, if our competitors include functionality that is, or is perceived to be, better than or equivalent to that of our solutions, we may have difficulty increasing the market penetration of our solutions. Furthermore, even if the functionality offered by other IT security providers is different and more limited than the functionality of our solutions, organizations may elect to accept such limited functionality in lieu of adding solutions and services from additional vendors like us, especially if competitor offerings are free or available at a lower cost.

In addition, changes in customer requirements could reduce customer demand for our security solutions. For example, if customers were to reduce their number of web egress points or migrate their workloads to a cloud platform, they would not need to purchase as many of our network and email security appliances, which currently account for a significant portion of our revenue. Similarly, if one or more governments share, on a free or nearly free basis, threat intelligence with other governmental agencies or organizations, such as critical infrastructure companies, then those agencies or organizations might have less demand for additional threat intelligence and may purchase less of our standalone threat intelligence offerings.

If enterprises and governments do not continue to adopt our security solutions for any of the reasons discussed above or for other reasons not contemplated, our sales would not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

We have had operating losses each year since our inception, and may not achieve or maintain profitability in the future.

We have incurred operating losses each year since our inception, including net losses of $207.3 million, $257.4 million and $243.1 million during the years ended December 31, 2020, 2019 and 2018, respectively. Any failure to increase our revenue and manage our cost structure as we grow our business could prevent us from achieving or, if achieved, maintaining profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to become and remain profitable, the value of our company could decrease and our ability to raise capital, maintain our research and development efforts, and expand our business could be negatively impacted.

We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

The market for security products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, threat vectors and frequent new product introductions and improvements. We anticipate continued challenges from current competitors, which in many cases are more established and enjoy greater resources than us, as well as by new entrants into the industry. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate or revenue that could adversely affect our business and results of operations.

Our competitors and potential competitors include large networking vendors such as Cisco Systems and Juniper Networks that may emulate or integrate security features similar to ours into their own products; large companies such as IBM, Oracle and HPE that have acquired security solutions in recent years and have the technical and financial resources to bring competitive solutions to the market; independent security vendors such as Palo Alto Networks, Proofpoint and CrowdStrike that offer products or features that claim to perform similar functions to our platform; small and large companies, including new market entrants, that offer niche security solutions that compete with some of the features present in our solutions; providers of traditional signature-based security solutions, such as Symantec and McAfee; and other providers of incident response and compromise assessment services. Other IT providers offer, and may continue to introduce, security features that compete with our platform, either in stand-alone security products or as additional features in their network infrastructure products. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•	greater name recognition, longer operating histories and larger customer bases;

•	larger sales and marketing budgets and resources;

•	broader distribution and established relationships with channel and distribution partners and customers;

•	greater customer support resources;

•	greater resources to make acquisitions or enter into strategic partnerships;

•	lower labor and research and development costs;

•	larger and more mature intellectual property portfolios; and

•	substantially greater financial, technical and other resources.

In addition, some of our larger competitors have substantially broader product offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, subscriptions and services, including by selling at zero or negative margins, product bundling or offering closed technology platforms. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. As a result, even if the features of our platform are superior, customers may not purchase our products. In addition, new innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Further, as our customers refresh the security products bought in prior years, they may seek to consolidate vendors, which may result in current customers choosing to purchase products from our competitors on an ongoing basis.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may accelerate the adoption of new technologies that better address end-customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to block malware or prevent a security breach, or the failure of customers to take action on attacks identified by our products could harm our reputation and adversely impact our business, financial position and results of operations.

Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their deployment. Our products also provide our customers with the ability to customize a multitude of settings, and it is possible that a customer could misconfigure our products or otherwise fail to configure our products in an optimal manner. Such defects and misconfigurations of our products could cause our products or services to be vulnerable to security attacks, cause them to fail to secure networks and detect and block threats, or temporarily interrupt the networking traffic of our customers. In addition, because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, there is a risk that an advanced attack could emerge that our products and services are unable to detect or prevent. Moreover, as our products and services are adopted by an increasing number of enterprises and governments, it is possible that the individuals and organizations behind advanced malware attacks will focus on finding ways to defeat our products and services. If this happens, our networks, products, services and subscriptions could be targeted by attacks specifically designed to disrupt our business and undermine the perception that our products and services are capable of providing superior IT security, which, in turn, could have a serious impact on our reputation as a provider of security solutions. For example, in the fourth quarter of 2020, we experienced an attack from a highly sophisticated threat actor which gained access to our networks and systems via trojanized updates to SolarWinds’ Orion IT monitoring and management software as further described below. In addition, defects or errors in our subscription updates or our products could result in a failure of our subscriptions to effectively update customers’ hardware and cloud-based products. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed customer base, any of which could temporarily or permanently expose our customers’ networks, leaving their networks unprotected against the latest security threats. Moreover, our products must interoperate with our customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, unanticipated failures could occur if a customer deploys our products in an untested configuration. Similarly, if we inadvertently update our products with an erroneous configuration or untested detection content, invalid detections or product downtime could occur. Any of these situations could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues, and therefore adversely impact our business, financial position and results of operations.

If any of our customers becomes infected with malware after using our products or services, such customer could be disappointed with our products and services, regardless of whether our products or services blocked the theft of any of such customer’s data or would have blocked such theft if configured properly. Similarly, if our products detect attacks against a customer but the customer has not permitted our products to block the theft of customer data, customers and the public may erroneously believe that our products were not effective. For any security breaches against customers that use our services, such as customers that have hired us to monitor their networks and endpoints through our own or our co-branded security operation centers, breaches against those customers may result in customers and the public believing that our products and services failed. Furthermore, if any enterprises or governments that are publicly known to use our products or services are the subject of an advanced cyber attack that becomes publicized, our other current or potential customers may look to our competitors for alternatives to our products and services. Real or perceived security breaches of our customers’ networks could cause disruption or damage to their networks or other negative consequences and could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues.

Furthermore, our products and services may fail to detect or prevent malware, ransomware, viruses, worms or similar threats for any number of reasons, including our failure to enhance and expand our products and services to reflect industry trends, new technologies and new operating environments, the complexity of the environment of our clients and the sophistication of malware, viruses and other threats. In addition, from time to time, firms test our products against other security products. Our products may fail to detect or prevent threats in any particular test for a number of reasons, including misconfiguration. To the extent potential customers, industry analysts or testing firms believe that the occurrence of a failure to detect or prevent any particular threat is a flaw or indicates that our products or services do not provide significant value, our reputation and business could be harmed. Failure to keep pace with technological changes in the IT security industry and changes in the threat landscape could adversely affect our ability to protect against security breaches and could cause us to lose customers. In addition, in the event that a customer suffers a cyber attack, we could be subject to claims based on a misunderstanding of the scope of our contractual warranties or the protection afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002.

In addition, we cannot assure you that any limitation of liability provisions in our customer agreements, contracts with third-party vendors and service providers or other contracts would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. While our insurance policies include liability coverage for certain of these matters, if we experienced a widespread security breach or other incident that impacted a significant number of our customers to whom we owe indemnity obligations, we could be subject to indemnity claims or other damages that exceed our insurance coverage. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any future claim will not be excluded or otherwise be denied coverage by any insurer. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results and reputation.

Any real or perceived defects, errors or vulnerabilities in our products and services, or any other failure of our products and services to detect an advanced threat, could result in:

•	a loss of existing or potential customers or channel partners;

•	delayed or lost revenue and harm to our financial condition and results of operations;

•	a delay in attaining, or the failure to attain, market acceptance;

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the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work around errors or defects, to address and eliminate vulnerabilities, or to identify and ramp up production with alternative third-party manufacturers;

•	an increase in warranty and other claims, or an increase in the cost of servicing warranty and other claims, either of which would adversely affect our gross margins;

•	harm to our reputation or brand; and

•	claims and litigation, regulatory inquiries, or investigations, enforcement actions, and other claims and liabilities, all of which may be costly and burdensome and further harm our reputation.

Our results of operations may vary significantly from period to period, which could cause the trading price of our common stock to decline.

Our results of operations have varied significantly from period to period, and we expect that our results of operations, including, but not limited to our GAAP and non-GAAP measures, will continue to vary as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

•	our ability to attract new and retain existing customers or sell additional solutions to our existing customers;

•	our ability to offset decreases in appliance sales (and attached support) with increases in software, subscription and services sales;

•	potential adverse impacts from our re-allocation of resources from our mature appliance-based products to our cloud security and platform solutions;

•	changes in our mix of products, subscriptions and services sold, including changes in the average contract length for subscriptions and support;

•	the timing and success of new platform, subscription or service introductions by us or our competitors;

•	real or perceived reductions in the efficacy of our solutions by our customers or in the marketplace;

•	budgeting cycles, seasonal buying patterns and purchasing practices of customers;

•	the timing of new contracts or shipments of our products and length of our sales cycles;

•	changes in customer, distributor or reseller requirements or market needs;

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changes in the growth rate of the IT security market, particularly the market for advanced threat detection and protection products, solutions that measure security effectiveness, or managed detection and response services;

•	any change in the competitive landscape of the IT security market, including consolidation among our customers or competitors and strategic partnerships entered into by and between our competitors;

•	deferral of orders from customers in anticipation of new products or product enhancements announced by us or our competitors;

•	our ability to successfully and continuously expand our business domestically and internationally;

•	reductions in customer retention rates for our subscriptions and support;

•	decisions by organizations to purchase IT security solutions from larger, more established security vendors or from their primary IT equipment vendors;

•	changes in our pricing policies or those of our competitors;

•	any disruption in, or termination of, our relationships with channel partners;

•	our inability to fulfill our customers’ orders due to supply chain delays or events that impact our manufacturers or their suppliers;

•	the timing and costs related to the development or acquisition of technologies or businesses or strategic partnerships;

•	the lack of synergy or the inability to realize expected synergies, resulting from acquisitions or strategic partnerships;

•	our inability to execute, complete or integrate efficiently any acquisition that we may undertake;

•	increased expenses, unforeseen liabilities, or write-downs and any impact on our operating results from any acquisitions we consummate;

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insolvency or credit difficulties confronting our customers, affecting their ability to purchase or pay for our products, subscriptions and services, or confronting our key suppliers, particularly our sole source suppliers, which could disrupt our supply chain;

•	the cost and potential outcomes of future litigation;

•	seasonality or cyclical fluctuations in our business;

•	political, economic and social instability;

•	public health crises, such as the COVID-19 pandemic, and related measures to protect the public health;

•	future accounting pronouncements or changes in our accounting policies or practices;

•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure;

•	the amount and timing of costs related to any cost reduction initiatives and the impact of such initiatives; and

•	increases or decreases in our revenues and expenses caused by fluctuations in foreign currency exchange rates.

Any of the above factors, individually or in the aggregate, may result in significant fluctuations in our financial and other operating results from period to period. For example, as we offer more and more solutions through subscriptions and services, it becomes increasingly difficult for us to predict whether customers will purchase our solutions as a product, a subscription or a service. If customers purchase our solutions through subscriptions and services that have less profit associated with them than our products, our operating results could be harmed. Changes in the mix of offerings sold impacts the timing of recognition of revenue for our sales. Consequently, given the different revenue recognition policies associated with sales of our products, subscriptions and services, customers purchasing more of our subscription and services offerings and less of our product offerings than we anticipated could result in our actual revenue falling below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in our stock price.

As a result of this variability, our historical results of operations should not be relied upon as an indication of future performance. Moreover, this variability and unpredictability could result in our failure to meet our operating plan or the expectations of investors or analysts for any period. If we fail to meet such expectations for these or other reasons, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

If we are unable to retain our customers, renew and expand our relationships with them, and add new customers, we may not be able to sustain revenue growth and we may not achieve or maintain profitability in the future.

From the year ended December 31, 2010 to the year ended December 31, 2020, our revenue grew from $11.8 million to $941 million, which represents a compounded annual growth rate of approximately 55%. Although we have experienced rapid growth in the past, we may not continue to grow in the future. Any success that we may experience in the future will depend, in large part, on our ability to, among other things:

•	maintain, renew and expand our existing customer base;

•	win new customers to our solutions;

•	increase revenues from existing customers through increased use of our products, subscriptions and services within their organizations;

•	improve the capabilities of our products and subscriptions through research and development;

•	continue to develop our cloud-based solutions;

•	maintain the rate at which customers purchase our subscriptions and support;

•	continue to successfully expand our business domestically and internationally; and

•	successfully compete with other companies.

If we are unable to maintain consistent or increasing revenue growth or if our revenues decline, it may be difficult to achieve and maintain profitability and our business and financial results could be adversely affected. Our revenue for any prior quarterly or annual periods should not be relied upon as any indication of our future revenue or revenue growth.

Disruptions or other business interruptions that affect the availability of our Dynamic Threat Intelligence (“DTI”) cloud, our Helix platform, or other cloud-based products and services we offer or may offer could adversely impact our customer relationships as well as our overall business.

When a customer purchases one or more of our threat prevention appliances, it must also purchase a subscription to our DTI cloud for a term of one to three years. Our DTI cloud enables security content updates and global sharing of threat intelligence uploaded by any of our customers’ cloud-connected FireEye appliances. We also offer additional cloud-based platforms such as our Email Threat Prevention, Mobile Threat Prevention and Threat Analytics Platforms and provide security solutions through our own and our co-branded security operation centers.

Our customers depend on the continuous availability of our DTI cloud and other cloud-based products and services. Our cloud-based products and services are vulnerable to damage or interruption from a variety of sources, including damage or interruption caused by fire, earthquake, power loss, telecommunications or computer systems failure, cyber attack, human error, terrorist acts and war. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing customer base, any of which could temporarily or permanently expose our customers’ networks, leaving their networks unprotected against the latest security threats or, in the case of technical failures and downtime of security operation centers, all security threats.

With respect to DTI, there may also be system or network interruptions if new or upgraded systems are defective or not installed properly. Moreover, interruptions in our subscription updates could result in a failure of our DTI cloud to effectively update customers’ hardware products and thereby leave our customers more vulnerable to attacks. Interruptions or failures in our service delivery could cause customers to terminate their subscriptions with us, could adversely affect our retention rates, and could harm our ability to attract new customers. Our business would also be harmed if our customers believe that our DTI cloud or other cloud-based products and services are unreliable.

In addition, we provide our cloud-based products and services through third-party data center hosting facilities located in the United States and other countries. While we control and have access to our servers and all of the components of our network that are located in our data centers, we do not control the operation of these hosting facilities. We rely on the owners or operators of these hosting facilities in maintaining the availability of their services, maintenance of their infrastructure, and in providing appropriate backup, disaster recovery and security measures. The owners of the data center hosting facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

Furthermore, we have and will continue to make substantial investments to support growth at our data centers and improve the profitability of our cloud platform. If our cloud-based server costs were to increase, our business, results of operations and financial condition may be adversely affected. Ongoing improvements to cloud infrastructure may be more expensive than we anticipate, and may not yield the expected savings in operating costs or the expected performance benefits. In addition, we may be required to re-invest any cost savings achieved from prior cloud infrastructure improvements in future infrastructure projects to maintain the levels of service required by our customers. We may not be able to maintain or achieve cost savings from our investments, which could harm our financial results.

Recent, past and future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand our platform and grow our business in response to changing technologies, customer demands and competitive pressures. In some circumstances, we may decide to do so through the acquisition of complementary businesses and technologies rather than through internal development, including, for example, our acquisitions of Clean Communications Limited (d/b/a The Email Laundry) (“The Email Laundry”), X15 Software Inc (“X15”), Verodin, Inc. (“Verodin”), Cloudvisory LLC (“Cloudvisory”) and Respond Software, Inc. (“Respond Software”).

The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete acquisitions that we target in the future. The risks we face in connection with acquisitions, including our acquisitions of The Email Laundry, X15, Verodin, Cloudvisory and Respond Software include:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	our ability to successfully achieve billings and revenue targets of acquired businesses;

•	coordination of research and development and sales and marketing functions;

•	integration of product and service offerings;

•	retention of key employees from the acquired company;

•	changes in relationships with strategic partners as a result of product acquisitions or strategic positioning resulting from the acquisition;

•	cultural challenges associated with integrating employees from the acquired company into our organization;

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integration of the acquired company’s accounting, management information, human resources and other administrative systems, as well as the acquired operations, technology and rights into our offerings, and any unanticipated expenses related to such integration;

•	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked sufficiently effective controls, procedures and policies;

•	financial reporting, revenue recognition or other financial or control deficiencies of the acquired company that we don’t adequately address and that cause our reported results to be incorrect;

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liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	completing the transaction and achieving or utilizing the anticipated benefits of the acquisition within the expected timeframe, or at all;

•	unanticipated write-offs or charges; and

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litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties which may differ from or be more significant than the risks our business faces.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of equity securities. For example, in October 2017, we issued 259,425 shares of common stock in connection with our acquisition of The Email Laundry; in January 2018, we issued 1,016,334 shares of common stock in connection with our acquisition of X15; in May 2019, we issued 8,404,609 shares of common stock in connection with our acquisition of Verodin and in November 2020, we issued 4,931,862 shares of common stock in connection with our acquisition of Respond Software.

There is also a risk that future acquisitions will result in the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the write-off of goodwill, any of which could harm our financial condition or operating results.

If we are unable to maintain successful relationships with our channel partners and technology alliance partners, or if our channel partners or technology alliance partners fail to perform, our ability to market, sell and distribute our platform will be limited, and our business, financial position and results of operations will be harmed.

In addition to our direct sales force, we rely on our indirect channel partners to sell and support our platform. We derive a substantial portion of our revenue from sales of our products, subscriptions and services through, or with the assistance of, our indirect channel, and we expect that sales through channel partners will continue to be a significant percentage of our revenue. We also partner with our technology alliance partners to design go-to-market strategies that combine our platform with products or services provided by our technology alliance partners.

Our agreements with our channel partners and our technology alliance partners are generally non-exclusive, meaning our partners may offer customers products from several different companies, including products that compete with ours. If our channel partners do not effectively market and sell our platform, choose to use greater efforts to market and sell their own products or those of our competitors, or fail to meet the needs of our customers, our ability to grow our business and sell our platform may be adversely affected. Our channel partners and technology alliance partners may cease marketing our platform with limited or no notice and with little or no penalty, and new channel partners require extensive training and may take several months or more to achieve productivity. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. In addition, sales by channel partners are more likely than direct sales to involve collectability concerns, particularly in developing markets. Our channel partner structure could also subject us to lawsuits or reputational harm if, for example, a channel partner misrepresents the functionality of our platform to customers or violates applicable laws or our corporate policies.

Our ability to achieve revenue growth in the future will depend in part on our success in maintaining successful relationships with our channel partners, and in training our channel partners to independently sell and deploy our platform. If we are unable to maintain our relationships with these channel partners or otherwise develop and expand our indirect sales channel, or if our channel partners fail to perform, our business, financial position and results of operations could be adversely affected.

If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

Although our business has experienced significant growth in the past, we cannot provide any assurance that our business will continue to grow at the same rate or at all. To improve our infrastructure, we continue to enhance our enterprise resource planning system, including revenue recognition and management software, and implement and enhance additional systems and controls. There is no assurance that we will be able to successfully scale improvements to our enterprise resource planning system or implement or scale improvements to our other systems, processes and controls in a manner that keeps pace with our growth or that such systems, processes and controls will be effective in preventing or detecting errors, omissions or fraud.

As part of our efforts to improve our internal systems, processes and controls, we have licensed technology from third parties. The support services available for such third-party technology are outside of our control and may be negatively affected by consolidation in the software industry. In addition, if we do not receive adequate support for the software underlying our systems, processes and controls, our ability to provide products and services to our customers in a timely manner may be impaired, which may cause us to lose customers, limit us to smaller deployments of our platform or increase our technical support costs.

Many of our expenses are relatively fixed, at least in the short term. If our projections or assumptions on which we base our projections are incorrect, we may not be able to adjust our expenses rapidly enough to avoid an adverse impact on our profitability or cash flows.

To manage this growth effectively, we must continue to improve our operational, financial and management systems and controls by, among other things:

•	effectively hiring, training and integrating new employees, particularly members of our sales and management teams;

•	further improving our key business applications, processes and IT infrastructure, including our data centers, to support our business needs;

•	continuing to refine our ability to forecast our bookings, billings, revenues, expenses and cash flows;

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enhancing our information and communication systems to ensure that our employees and offices around the world are well coordinated and can effectively communicate with each other and our growing base of channel partners and customers;

•	improving our internal control over financial reporting and disclosure controls and procedures to ensure timely and accurate reporting of our operational and financial results; and

•	appropriately documenting and testing our IT systems and business processes.

These and other improvements in our systems and controls will require significant capital expenditures and the allocation of valuable management and employee resources. If we fail to implement these improvements effectively, our ability to manage our expected growth, ensure uninterrupted operation of key business systems and comply with the rules and regulations applicable to public reporting companies would be impaired, and our business, financial condition and results of operations would be harmed.

If the general level of advanced cyber attacks declines, or is perceived by our current or potential customers to have declined, our business could be harmed.

Our business is substantially dependent on enterprises and governments recognizing that advanced cyber attacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent enterprises and governments have increased market awareness of the problem of advanced cyber attacks and help to provide an impetus for enterprises and governments to devote resources to protecting against advanced cyber attacks, such as testing our platform, purchasing it, and broadly deploying it within their organizations. If advanced cyber attacks were to decline, or enterprises or governments perceived that the general level of advanced cyber attacks have declined, our ability to attract new customers and expand our offerings within existing customers could be materially and adversely affected. A change in the threat landscape may reduce the demand from customers or prospects for our solutions, and therefore could increase our sales cycles and harm our business, results of operations and financial condition.

If organizations do not adopt cloud-based SaaS-delivered security solutions, our ability to grow our business and results of operations may be adversely affected.

We believe our future success will depend in large part on the growth, if any, in the market for cloud-based SaaS-delivered security solutions. The use of SaaS solutions to manage and automate security and IT operations is at an early stage and rapidly evolving. As such, it is difficult to predict its potential growth, if any, customer adoption and retention rates, customer demand for our solutions, or the success of existing competitive products. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our solutions and those of our competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our solutions due to a lack of customer acceptance, technological challenges, competing products, privacy concerns, decreases in corporate spending, weakening economic conditions or otherwise, it could result in early terminations, reduced customer retention rates, or decreased revenue, any of which would adversely affect our business, results of operations, and financial results. We do not know whether the trend in adoption of cloud-based SaaS-delivered security solutions we have experienced in the past will continue in the future. Furthermore, if we or other SaaS security providers experience security incidents, loss or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS solutions as a whole, including our security solutions, may be negatively affected. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and evolving market.

Actions that we are taking to restructure our business to better align with our business model transition strategy may be costly and may not be as effective as anticipated.

On April 23, 2020, our board of directors approved a restructuring plan to streamline the Company’s operations to more closely align expenses to the Company’s projected revenue, position the Company for improved operating performance and allow the Company to increase investment in strategic growth areas of the business. This April 2020 restructuring plan resulted in the reduction of 6% of the Company’s workforce as well as the exiting and downsizing of certain real estate facilities and the impairment of certain assets and consisted of severance, other one-time termination benefits and other restructuring related costs. These charges are primarily cash-based and were recognized in the second quarter of 2020. This April 2020 restructuring plan reduced total non-GAAP operating expenses by more than $25 million in 2020 compared to 2019. In August 2020 and December 2020, we implemented additional restructuring plans, predominantly related to facilities and obsolete assets in order to position the Company for improved operating performance. These August and December 2020 restructuring plans resulted in the reduction of approximately 1% of the Company’s workforce. The actions associated with the April 2020 restructuring plan were completed by the end of the second quarter of 2020, the actions associated with the August 2020 restructuring plan were completed by the end of the third quarter of 2020 and the actions associated with the December 2020 restructuring plan were completed by the end of the fourth quarter of 2020. However, there may be adverse consequences related to such actions which include various charges for severance and severance-related costs and the loss of propriety information and in-house knowledge in connection with the planned reduction in our workforce. This type of restructuring activity may result in business disruptions and may not produce the full efficiency and cost reduction benefits anticipated. Further, the benefits may be realized later than expected and the cost of implementing these measures may be greater than anticipated. If these measures are not successful, we may need to undertake additional cost reduction efforts, which could result in future charges. Moreover, the restructuring plans may cause business disruptions with customers and elsewhere if our cost reduction efforts prove ineffective, and our business may not be more efficient or effective than prior to implementation of the plan. Our restructuring activities, including the related charges and the impact of the related workforce reduction, could have a material adverse effect on our business, operating results and financial condition.

We rely on our management team and other key employees and will need additional personnel to grow our business, and the loss of one or more key employees or our inability to hire, integrate, train and retain qualified personnel, including members for our board of directors, could harm our business.

Our future success is substantially dependent on our ability to hire, integrate, train, retain and motivate the members of our management team and other key employees throughout our organization, including key employees obtained through our acquisitions. Competition for highly skilled personnel is intense, especially in the San Francisco Bay Area and the Washington D.C. Area, where we have a substantial presence and need for highly skilled personnel. We may not be successful in hiring or retaining qualified personnel to fulfill our current or future needs, and potential changes in U.S. immigration and work authorization laws and regulations, including those that restrain the flow of technical and professional talent, may make it difficult to renew or obtain visas for highly skilled personnel that we have hired or are actively recruiting. We are also substantially dependent on the continued service of our existing engineering personnel because of the complexity of our platform. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, including key employees obtained through our acquisitions, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. Also, to the extent we hire employees from mature public companies with significant financial resources, we may be subject to allegations that such employees have been improperly solicited, or that they have divulged proprietary or other confidential information or that their former employers own such employees’ inventions or other work product.

The workforce reductions made in connection with our restructuring plans may adversely affect our ability to attract and retain highly skilled employees. Even if our key personnel are not directly affected by these reductions, the termination of others may have a negative impact on morale and our ability to retain current personnel, as well as our ability to attract qualified new personnel in the future.

During the past year, we made a number of organizational changes. Leadership transitions and management changes can be inherently difficult to manage and may cause uncertainty or a disruption to our business or may increase the likelihood of turnover in key officers and employees. Our success depends in part on having a successful leadership team. If we cannot effectively manage the leadership transitions and management changes, it could make it more difficult to successfully operate our business and pursue our business goals.

In addition, we believe that it is important to establish and maintain a corporate culture that facilitates the maintenance and transfer of institutional knowledge within our organization and also fosters innovation, teamwork, a passion for customers and a focus on execution. Any of our organizational changes may result in a loss of institutional knowledge and cause disruptions to our business. In addition, if we are not successful in integrating new key employees into our organization, such failure could delay or hinder our product development efforts and the achievement of our strategic objectives, which could adversely affect our business, financial condition and results of operations.

Our employees, including our executive officers, work for us on an “at-will” basis, which means they may terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our key employees. If one or more of our key employees resigns or otherwise ceases to provide us with their service, our business could be harmed.

Our failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and could harm our business.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new products and enhancements to our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt would have priority over the holders of common stock, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•	develop or enhance our products and subscriptions;

•	continue to expand our sales and marketing and research and development organizations;

•	acquire complementary technologies, products or businesses;

•	expand operations, in the United States or internationally;

•	hire, train and retain employees; or

•	respond to competitive pressures or unanticipated working capital requirements.

Our failure to do any of these things could harm our business, financial condition and results of operations.

If we do not accurately anticipate and respond promptly to changes in our customers’ technologies, business plans or security needs, our competitive position and prospects could be harmed.

The IT security market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt to increasingly complex IT networks, incorporating a variety of hardware, software applications, operating systems and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our platform effectively identifies and responds to these advanced and evolving attacks without disrupting our customers’ network performance. As a result of the continued rapid innovations in the technology industry, including the rapid growth of smart phones, tablets and other devices, the trend of “bring your own device” in enterprises, and the rapidly evolving Internet of Things, we expect the networks of our customers to continue to change rapidly and become more complex.

We have identified a number of new products and enhancements to our platform that we believe are important to our continued success in the IT security market, including our FireEye Helix platform and enhancements to our endpoint solution. There can be no assurance that we will be successful in developing and marketing, on a timely basis, such new products or enhancements or that our new products or enhancements will adequately address the changing needs of the marketplace. In addition, some of our new products and enhancements may require us to develop new hardware architectures that involve complex, expensive and time-consuming research and development processes. Although the market expects rapid introduction of new products and enhancements to respond to new threats, the development of these products and enhancements is difficult and the timetable for commercial release and availability is uncertain, as there can be significant time lags between initial beta releases and the commercial availability of new products and enhancements. We may experience unanticipated delays in the availability of new products and enhancements to our platform and fail to meet customer expectations with respect to the timing of such availability. If we do not quickly respond to the rapidly changing and rigorous needs of our customers by developing, releasing and making available on a timely basis new products and enhancements to our platform, such as our FireEye Helix platform and enhancements to our endpoint solution, that can adequately respond to advanced threats and our customers’ needs, our competitive position and business prospects will be harmed. Furthermore, from time to time, we or our competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of our existing products. There can be no assurance that announcements of new products will not cause customers to defer purchasing our existing products.

Additionally, the process of developing new technology is expensive, complex and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To maintain our competitive position, we must continue to commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost-effective or achieve the intended results. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

Our current research and development efforts may not produce successful products or enhancements to our platform that result in significant revenue, cost savings or other benefits in the near future, if at all.

We must continue to dedicate significant financial and other resources to our research and development efforts if we are to maintain our competitive position. However, developing products and enhancements to our platform is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our platform, design improvements, cost savings, revenue or other expected benefits. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

Seasonality may cause fluctuations in our revenue.

We believe there are significant seasonal factors that may cause us to record higher revenue in some quarters compared with others. We believe this variability is largely due to (i) our customers’ budgetary and spending patterns, as many customers spend the unused portions of their discretionary budgets prior to the end of their fiscal years, and (ii) our sales compensation plans, which are typically structured around annual quotas and stair step commission rates. For example, we have historically recorded our highest level of revenue in our fourth quarter, which we believe corresponds to the fourth quarter of a majority of our customers. Similarly, we have historically recorded our second-highest level of revenue in our third quarter, which corresponds to the fourth quarter of U.S. federal agencies and other customers in the U.S. federal government. Our growth rate over the last couple years may have made seasonal fluctuations more difficult to detect. If our rate of growth slows over time, seasonal or cyclical variations in our operations may become more pronounced, and our business, results of operations and financial position may be adversely affected.

Our operating history and changes to our business model makes it difficult to evaluate our current business and prospects and may increase the risk that we will not be successful.

We were founded in 2004, and we shipped our first commercially successful solution for on-premises network security in 2008. Since then, we have continued to expand our offerings, both organically and through acquisitions, to address changes in the threat environment, evolving customer requirements, and the continued

migration of workloads to cloud platforms. Acquired solutions included Mandiant Corporation’s endpoint threat detection, response and remediation products, advanced threat intelligence capabilities and incident response and security consulting services; Invotas International’s security automation and orchestration functionality; iSIGHT Security’s standalone threat intelligence subscriptions; Verodin’s security instrumentation platform; Cloudvisory’s cloud visibility application and Respond Software’s cybersecurity investigation automation. The markets for many of our acquired solutions are in the early stages of development and customer adoption remains limited. Additionally, most of our acquired solutions are sold as subscriptions, often to large enterprises or governments, and contract terms may vary significantly. The shift in sales mix from mature on-premise appliance-based solutions to cloud-based subscriptions in early-stage markets makes it difficult to evaluate our current business and prospects and plan for and model our future growth. We have encountered and will continue to encounter risks and uncertainties frequently encountered by emerging technology-based companies in developing markets.

If our assumptions regarding these risks and uncertainties are incorrect or change in response to changes in the IT security market, our results of operations and financial results could differ materially from our plans and forecasts. Although we have experienced rapid growth in the past, there is no assurance that such growth will continue. Any success we may experience in the future will depend in large part on our ability to, among other things:

•	maintain and expand our customer base and the ways in which customers use our products and services;

•	expand revenue from existing customers through increased or broader use of our products, subscriptions and services within their organizations;

•	grow our revenues from software, subscriptions and recent offerings from acquisitions such as Verodin, Cloudvisory and Respond Software;

•	convince customers to allocate a fixed portion of their annual IT budgets to our products and services;

•	improve the performance and capabilities of our platform through research and development;

•	effectively expand our business domestically and internationally; and

•

successfully compete with other companies that currently provide, or may in the future provide, solutions like ours that protect against advanced cyber attacks, measure security effectiveness, or investigate and respond to attacks.

If we are unable to achieve our key objectives, including the objectives listed above, our business and results of operations will be adversely affected and the fair market value of our common stock could decline.

We are exposed to the credit risk of some of our distributors, resellers and customers and to credit exposure in weakened markets, which could result in material losses.

Most of our sales are on an open credit basis. Although we have programs in place that are designed to monitor and mitigate these risks, we cannot assure you these programs will be effective in reducing our credit risks, especially as we expand our business internationally. In addition, the COVID-19 pandemic may negatively affect the ability of our customers, especially in certain industries such as travel, entertainment, food and hospitality, to pay us on a timely basis or at all. If we are unable to adequately control these risks, our business, results of operations and financial condition could be harmed.

Failure to comply with governmental laws and regulations could harm our business.

Our business is subject to regulation by various U.S. federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, privacy and data-protection laws, anti-bribery laws (including the U.S. Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act), import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, injunctions or other collateral consequences. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. U.S. regulations surrounding our operating activities in foreign jurisdictions are not always consistent with, and at times are in contravention to, the local regulations or laws in such jurisdictions. Enforcement actions and sanctions could harm our business, reputation, results of operations and financial condition.

If we fail to comply with environmental requirements, our business, financial condition, results of operations and reputation could be adversely affected.

We are subject to various environmental laws and regulations including laws governing the hazardous material content of our products and laws relating to the collection and recycling of electrical and electronic equipment. Examples of these laws and regulations include the EU Restrictions on the Use of certain Hazardous Substances in Electronic Equipment Directive and the EU Waste Electrical and Electronic Equipment Directive as well as the implementing legislation of the EU member states. Similar laws and regulations have been passed or are pending in China, South Korea and Japan and may be enacted in other regions, including in the United States, and we are, or may in the future be, subject to these laws and regulations.

Our failure to comply with past, present, and future laws could result in reduced sales of our products, substantial product inventory write-offs, reputational damage, penalties, and other sanctions, any of which could harm our business and financial condition. We also expect that our products will be affected by new environmental laws and regulations on an ongoing basis. To date, our expenditures for environmental compliance have not had a material impact on our results of operations or cash flows, and although we cannot predict the future impact of such laws or regulations, they will likely result in additional costs and may increase penalties associated with violations or require us to change the content of our products or how they are manufactured, which could have a material adverse effect on our business, results of operations and financial condition.

If we do not achieve increased tax benefits as a result of our corporate structure, our operating results and financial condition may be negatively impacted.

We generally conduct our international operations through wholly-owned subsidiaries and report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. In 2019, we reorganized our corporate structure and intercompany relationships to better align our corporate organization with the expansion of our international business activities. Although we anticipate achieving a reduction in our overall effective tax rate in the future as a result of this reorganized corporate structure, we may not realize any benefits. Our intercompany relationships are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. The relevant taxing authorities may disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position were not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations. In addition, if the intended tax treatment of our reorganized corporate structure is not accepted by the applicable taxing authorities, changes in tax law negatively impact the structure or we do not operate our business consistent with the structure and applicable tax laws and regulations, we may fail to achieve any tax advantages as a result of the reorganized corporate structure, and our future operating results and financial condition may be negatively impacted. In addition, we continue to evaluate our corporate structure in light of current and pending tax legislation, and any changes to our corporate structure may require us to incur additional expenses and may impact our overall effective tax rate.

We could be subject to additional tax liabilities.

We are subject to U.S. federal, state, local and sales taxes in the United States and foreign income taxes, withholding taxes and transaction taxes in numerous foreign jurisdictions. Significant judgment is required in evaluating our tax positions and our worldwide provision for taxes. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations, including those relating to income tax nexus and impacts of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), by recognizing tax losses or lower than anticipated earnings in jurisdictions where we have lower statutory rates and higher than anticipated earnings in jurisdictions where we have higher statutory rates, by changes in foreign currency exchange rates, or by changes in the valuation of our deferred tax assets and liabilities. We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes, sales taxes and value-added taxes against us. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, which could have a material adverse effect on our operating results or cash flows in the period for which a determination is made.

Risks Related to Privacy and Data Protection

We have experienced network or data security incidents in the past, and we may experience additional network or data security incidents in the future, which, whether actual, alleged or perceived, may harm our reputation, create liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, ransomware, employee theft or misuse, accidental disclosure, and denial of service attacks, sophisticated nation-state and nation-state supported actors engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks, cloud deployed enterprise and customer facing environments and the information they store and process. We also utilize third-party service providers to host, transmit, or otherwise process electronic data in connection with our business activities, including our supply chain processes, operations, and communications. We and/or our third-party service providers have faced and may continue to face security threats and attacks from a variety of sources. Our data, corporate systems, third-party systems and security measures have been and may continue to be subject to breaches or intrusions due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, including social engineering and employee and contractor error or malfeasance, and, as a result, an unauthorized party may obtain access to our systems, networks, or data. There have been and may continue to be significant software supply chain attacks, and we cannot guarantee that our or our third-party service providers’ systems and networks have not been breached or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our systems and networks or the systems and networks of third parties that support us and our services. Techniques used to sabotage or obtain unauthorized access to systems and networks are constantly evolving and, in some instances, are not identified until or after they are launched against a target, and we may face difficulties or delays in identifying or otherwise responding to any attacks or actual or potential breaches of security. Furthermore, as a well-known provider of security solutions, we may be a more attractive target for such attacks. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our products and subscriptions, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could result in a loss of intellectual property or loss of data and subject us to liability and cause us financial harm.

In the fourth quarter of 2020, we experienced an attack from a highly sophisticated threat actor, one whose discipline, operational security, and techniques lead us to believe it was a state-sponsored attack. Like numerous other public and private organizations affected by this attack, the threat actor gained access to our networks and systems via trojanized updates to SolarWinds’ Orion IT monitoring and management software. We conducted a comprehensive investigation in coordination with the Federal Bureau of Investigation and other key partners, including Microsoft. Our investigation identified that the attacker targeted and accessed certain Red Team assessment tools that we use to test our customers’ security. These tools mimic the behavior of many cyber threat actors and enable us to provide essential diagnostic security services to our customers and, if used or publicly disclosed by the threat actor, could be used to conduct additional attacks on us or other organizations. Our investigation also identified that, consistent with a nation-state cyber-espionage effort, the attacker was able to access certain of our internal systems and primarily sought information related to certain government customers. We notified affected customers and government agencies, as we deemed was required or appropriate. We have incurred costs to respond to this attack and may continue to incur costs to remediate and support our efforts to enhance our security measures.

There can be no assurance that we will be successful in preventing security breaches or other security incidents nor that we will be successful in mitigating their effects, despite the implementation of security measures for systems, networks, or data within our control. Similarly, there can be no assurance that our third-party service providers, distributors and other contractors will be successful in protecting our data on their systems or in protecting other systems upon which we may rely. Any actual, alleged or perceived breach of network security in our systems or networks, or any other actual, alleged or perceived data security incident we or our third-party service providers suffer, could result in damage to our reputation, negative publicity, loss of channel partners, customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, costly litigation, and other liability. In addition, we may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security breaches and other security incidents, as well as the costs to comply with any notification or other legal obligations resulting from any security incidents. Any of these negative outcomes could result in substantial costs and diversion of resources, distract management and technical personnel, adversely impact the market perception of our products and subscriptions and end-customer and investor confidence in our company and could seriously harm our business or operating results.

Although we maintain cyber liability insurance coverage that may cover certain liabilities in connection with security breaches and other security incidents, we cannot be certain our insurance coverage will be adequate for liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms (if at all) or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, or denials of coverage, could have a material adverse effect on our business, including our financial condition, results of operations and reputation.

If we fail to adequately protect personal information or other information we process or maintain, our business, financial condition and operating results could be adversely affected.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data and other information. Evolving and changing definitions of personal data and personal information within the European Union (“EU”), the United States, and elsewhere, especially relating to classification of Internet Protocol addresses, machine identification, location data and other information, may limit or inhibit our ability to operate or expand our business, including limiting technology alliance partners that may involve the sharing of data. Data protection and privacy-related laws and regulations are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

For example, the EU General Data Protection Regulation (“GDPR”), which became fully effective on May 25, 2018, imposes more stringent data protection requirements than previously effective EU data protection law and provides for penalties for noncompliance of up to the greater of €20 million or four percent of worldwide annual revenues. The GDPR requires, among other things, that personal data only be transferred outside of the EU to certain jurisdictions, including the United States, if steps are taken to legitimize those data transfers. We historically relied on the EU-U.S. and Swiss-U.S. Privacy Shield programs, and the use of model contractual clauses approved by the EU Commission, to legitimize these transfers. Both the EU-U.S. Privacy Shield and these model contractual clauses have been subject to legal challenge, however, and on July 16, 2020, the Court of Justice of the European Union (“CJEU”) invalidated the U.S.-EU Privacy Shield framework that had been in place since 2016, which allowed companies like us to meet certain European legal requirements for the transfer of personal data from the European Economic Area (“EEA”) to the United States, and imposed additional obligations on companies when relying on the model clauses approved by the EU Commission. This CJEU decision may result in different EEA data protection regulators applying differing standards for the transfer of personal data from the EEA to the United States, and may even require ad hoc verification of measures taken with respect to data flows. The CJEU decision requires us to take additional steps to legitimize any impacted personal data transfers, with its full impact uncertain at this time. The CJEU decision and related developments could result in increased costs of compliance and limitations on our customers and us. More generally, as a result of the CJEU decision or related developments, we may find it necessary or desirable to modify our data handling practices, and our practices relating to cross-border transfers of data or other data handling practices, or those of our customers and vendors, may be challenged our business, financial condition and operating results may be adversely impacted. Some countries also are considering or have enacted legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services.

Further, in June 2016, the United Kingdom (“U.K.”) voted to leave the EU, commonly referred to as “Brexit,” which resulted in the U.K. exiting the EU on January 31, 2020, subject to a transition period ending December 31, 2020. Brexit could lead to further legislative and regulatory changes. The U.K. has implemented legislation that substantially implements the GDPR, with penalties for noncompliance of up to the greater of £17.5 million or four percent of worldwide revenues. Aspects of U.K. data protection laws and regulations, however, including with respect to the role of the U.K. Information Commissioner’s Office and regulation of data transfers to and from the U.K. in the medium to longer term, remain unclear.

California enacted legislation in 2018, the California Consumer Privacy Act (“CCPA”), that became operative on January 1, 2020. The CCPA requires covered companies to, among other things, provide new disclosures to California consumers, and affords such consumers new abilities to opt-out of certain sales of personal information. Aspects of the CCPA and its interpretation remain unclear. We cannot fully predict the impact of the CCPA on our business or operations, but it may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the November 3, 2020 election. The CPRA creates obligations relating to consumer data beginning on January 1, 2022, with implementing regulations expected on or before July 1, 2022, and enforcement beginning July 1, 2023. The CPRA significantly modifies the CCPA, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses.

Even the perception of privacy, data protection or information security concerns, whether or not valid, may harm our reputation, inhibit adoption of our products by current and future customers, or adversely impact our ability to hire and retain workforce talent. If our security measures are or are believed to be inadequate or breached as a result of third-party action, employee negligence, error or malfeasance, product defects, social engineering techniques or otherwise, and this results in, or is believed to result in, the disruption of the confidentiality, integrity or availability of our systems or networks or any data we process or maintain, or the loss, destruction or corruption of such data, or our privacy practices are or are perceived to be inadequate, we could incur significant liability, we could face a loss of revenues, and our business may suffer and our reputation and competitive position may be damaged. Additionally, our service providers may suffer, or be perceived to suffer, privacy or data security breaches or other incidents that may compromise, or be perceived to compromise, data stored or processed for us that may give rise to any of the foregoing.

Our actual or perceived failure to adequately comply with applicable laws and regulations, or to protect personal data and other data we process or maintain, could result in regulatory investigations and enforcement actions against us, fines, penalties and other liabilities, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, required efforts to mitigate or otherwise respond to incidents, litigation, damage to our reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have a material adverse effect on our operations, financial performance and business. Even the perception of privacy, data protection or information security concerns, whether or not valid, may harm our reputation and inhibit adoption of our products and subscriptions by current and future customers.

Risks Related to Sales of Our Products, Subscriptions and Services

If we are unable to sell additional products, subscriptions and services, as well as renewals of our subscriptions and services, to our customers, our future revenue and operating results will be harmed.

Our future success depends, in part, on our ability to expand the deployment of our platform with existing customers by selling them additional products, subscriptions and services, such as our FireEye Helix platform. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. In addition, the rate at which our customers purchase additional products, subscriptions and services depends on a number of factors, including the perceived need for additional IT security, general economic conditions, and our customers’ level of satisfaction with our existing solutions they have previously purchased. If our efforts to sell additional products, subscriptions and services to our customers are not successful, our business may suffer.

Further, existing customers that purchase our platform have no contractual obligation to renew their subscriptions and support and maintenance services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our retention rates. Our customers’ retention rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors. If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us. We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew them on less favorable terms, our revenue may grow more slowly than expected, not grow at all, or even decline.

We also depend on our installed customer base for future support and maintenance revenue. We offer our support and maintenance agreements for terms that generally range between one and five years. If customers choose not to renew their support and maintenance agreements or seek to renegotiate the terms of their support and maintenance agreements prior to renewing such agreements, our revenue may grow more slowly than expected, not grow at all, or even decline.

Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our sales, billings and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

Our results of operations may fluctuate, in part, because of the resource intensive nature of our sales efforts, the length and variability of our sales cycle and the short-term difficulty in adjusting our operating expenses. Our results of operations depend in part on sales to large organizations. The length of our sales cycle, from proof of concept to delivery of and payment for our platform, is typically three to nine months but can be more than a year. To the extent our competitors develop products that our prospective customers view as equivalent to ours, our average sales cycle may increase. Because the length of time required to close a sale varies substantially from customer to customer, it is difficult to predict exactly when, or even if, we will make a sale with a potential customer. As a result, large individual sales have, in some cases, occurred in quarters subsequent to or in advance of those we anticipated, or have not occurred at all. We are generally billing a number of large deals in any quarter, and the loss or delay of one or more of these large transactions in a quarter could impact our results of operations for that quarter and any future quarters for which revenue from that transaction is delayed. Furthermore, some sales (such as product sales) generally result in immediate recognition of revenue, while other sales, such as product subscription sales, require the recognition of revenue over periods of one year or longer typically. As a result of these factors, it is difficult for us to forecast our revenue accurately in any quarter based on our internal forecasts of billings. Because a substantial portion of our expenses are relatively fixed in the short term, our results of operations will suffer if our revenue falls below our expectations in a particular quarter, which could cause the price of our common stock to decline.

We rely on revenue from sales of products, subscriptions, and maintenance and support, and because we recognize revenue from most of these sales over the term of the relevant useful life or subscription period, downturns or upturns in sales are not immediately reflected in full in our results of operations.

Revenue from sales of our products, subscriptions, and maintenance and support accounts for a significant portion of our total revenue. New or renewal sales of subscription and maintenance and support contracts may decline or fluctuate as a result of a number of factors, including customers’ level of satisfaction with our products and subscriptions, the actual or perceived efficacy of our security solutions, the prices of our products and subscriptions, the prices of products and subscriptions offered by our competitors or reductions in our customers’ spending levels. If our sales of new or renewal subscription and service contracts decline, our revenue and revenue growth rate may decline and adversely affect our business. In addition, we recognize revenue from most of our security appliances sales ratably over the useful life, and we recognize revenue from our subscriptions and maintenance and support contracts revenue ratably over the term of the relevant contract period, which is generally between one to five years. As a result, much of the product, subscription and support revenue we report each quarter is derived from sales in prior quarters. Consequently, a decline in new or renewal sales in any one quarter will not be fully reflected in revenue in that quarter but will negatively affect our revenue in future quarters. Accordingly, the effect of significant decreases in the market acceptance of, or demand for, our intelligence-dependent security appliances, subscriptions or maintenance and support contracts may not be immediately apparent from our results of operations until future periods. Also, it is difficult for us to rapidly increase our revenue through additional sales in any period, as the majority of our revenue is derived from sales of our products, subscriptions and services sold in prior periods. Furthermore, any increases in the average term of our subscriptions or maintenance and support contracts would result in a longer revenue recognition period, and could reduce the amount of revenue recognized in each period.

The sales prices of our products, subscriptions and services may decrease or the mix of our sales may change, which may reduce our gross profits and adversely impact our financial results.

The sales prices for our products, subscriptions and services may decline for a variety of reasons, including competitive pricing pressures, discounts, a change in our mix of products, subscriptions and services, anticipation of the introduction of new products, subscriptions or services, introduction of new pricing and packaging or promotional programs. Competition continues to increase in the market segments in which we participate, and we expect competition to further increase in the future, thereby leading to increased pricing pressures. Larger competitors with more diverse product and service offerings may reduce the price of products or subscriptions that compete with ours or may bundle them with other products and subscriptions. Additionally, although we price our products and subscriptions worldwide in U.S. dollars, currency fluctuations in certain countries and regions may negatively impact actual prices that partners and customers are willing to pay in those countries and regions, or the effective prices we realize in our reporting currency. Furthermore, we anticipate that the sales prices and gross profits for our appliance-based products will decrease over product life cycles. We cannot assure you that we will be successful in developing and introducing new offerings with enhanced functionality on a timely basis, or that our new subscription offerings, if introduced, will enable us to maintain our gross profits at levels that will allow us to achieve profitability.

If we do not effectively hire, integrate and train our direct sales force, we may be unable to add new customers or increase sales to our existing customers, and our business will be adversely affected.

We continue to be substantially dependent on our direct sales force to obtain new customers and increase sales with existing customers. There is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve revenue growth will depend, in large part, on our success in recruiting, integrating, training and retaining sufficient numbers of sales personnel to support our growth, particularly in international markets. New hires require significant training and may take significant time before they achieve full productivity. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train a sufficient number of effective sales personnel, or the sales personnel we hire are not successful in obtaining new customers or increasing sales to our existing customer base, our business will be adversely affected.

If we are unable to increase sales of our solutions to large organizations while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.

Our growth strategy is dependent, in part, upon increasing sales of our solutions to large enterprises and governments. Sales to large customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller entities. These risks include:

•	increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us;

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more stringent or costly requirements imposed upon us in our support service contracts with such customers, including stricter support response times and penalties for any failure to meet support requirements;

•	more complicated implementation processes;

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longer sales cycles and the associated risk that substantial time and resources may be spent on a potential customer that ultimately elects not to purchase our platform or purchases less than we hoped;

•	closer relationships with, and dependence upon, large technology companies who offer competitive products; and

•	more pressure for discounts and write-offs.

In addition, because security breaches with respect to larger, high-profile enterprises are likely to be heavily publicized, there is increased reputational risk associated with serving such customers. If we are unable to increase sales of our offerings to large enterprise and government customers while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.

U.S. federal, state and local government sales are subject to a number of challenges and risks that may adversely impact our business.

Sales to U.S. federal, state, and local governmental agencies have accounted for, and may in the future account for, a significant portion of our revenue. Sales to such government entities are subject to the following risks:

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selling to governmental agencies can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale;

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government certification requirements applicable to our products may change and, in doing so, restrict our ability to sell into the U.S. federal government sector until we have attained the revised certification;

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government demand and payment for our products and services may be impacted by government shutdowns, public sector budgetary cycles, contracting requirements and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products and services;

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we sell our platform to governmental agencies through our indirect channel partners, and these agencies may have statutory, contractual or other legal rights to terminate contracts with our distributors and resellers for convenience or due to a default, and any such termination may adversely impact our future results of operations;

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governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our platform, which would adversely impact our revenue and results of operations, or institute fines or civil or criminal liability if the audit were to uncover improper or illegal activities; and

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governments may require certain products purchased by it to be manufactured in the United States and other relatively high-cost manufacturing locations, and we may not manufacture all products in locations that meet these requirements, affecting our ability to sell these products to governmental agencies.

Our ability to maintain customer satisfaction depends in part on the quality of our professional service organization and technical and other support services, including the quality of the support provided on our behalf by certain channel partners. Failure to maintain high-quality customer support could have a material adverse effect on our business, financial condition and results of operations.

Once our platform is deployed within our customers’ networks, our customers depend on our technical and other support services, as well as the support of our channel partners, to resolve any issues relating to the implementation and maintenance of our platform. If we or our channel partners do not effectively assist our customers in deploying our platform, succeed in helping our customers quickly resolve post-deployment issues, or provide effective ongoing support, our ability to sell additional products, subscriptions or services as part of our platform to existing customers would be adversely affected and our reputation with potential customers could be damaged. Many larger organizations have more complex networks and require higher levels of support than smaller customers. If we fail to meet the requirements of our larger customers, it may be more difficult to execute on our strategy of upselling and cross selling with these customers. Additionally, if our channel partners do not effectively provide support to the satisfaction of our customers, we may be required to provide this level of support to those customers, which would require us to hire additional personnel and to invest in additional resources. It can take significant time and resources to recruit, hire, and train qualified technical support employees. We may not be able to hire such resources fast enough to keep up with demand. To the extent that we or our channel partners are unsuccessful in hiring, training, and retaining adequate support resources, our ability and the ability of our channel partners to provide adequate and timely support to our customers will be negatively impacted, and our customers’ satisfaction with our platform will be adversely affected. Additionally, to the extent that we need to rely on our sales engineers to provide post-sales support, our sales productivity will be negatively impacted, which would harm our results of operations.

If our products do not effectively interoperate with our customers’ IT infrastructure, installations could be delayed or cancelled, which would harm our business.

Our products must effectively interoperate with our customers’ existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products from multiple vendors, and contains multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, we may have to modify our software or hardware so that our products will interoperate with our customers’ infrastructure. In such cases, our products may be unable to provide significant performance improvements for applications deployed in our customers’ infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.

Risks Related to Intellectual Property and Technology Licensing

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As we face increasing competition and gain an increasingly higher profile, the possibility of intellectual property rights claims against us grows. From time to time, third parties have asserted, and we expect that third parties will continue to assert, claims of infringement of intellectual property rights against us. For example, on December 29, 2017, we executed Confidential Patent License Agreements with Finjan Holdings, Inc. (“Finjan”), whereby we resolved all pending litigation matters. Under the terms of the settlement agreement, we paid Finjan a one-time net cash settlement amount of $12.5 million in December 2017, in exchange for the resolution and settlement of all claims between FireEye and Finjan and for cross-licenses between the companies of certain issued patents and patent applications. Other security companies have paid amounts to the same plaintiff to license some of the patents asserted against us. Third parties may in the future also assert claims against our customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. Many of our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, future litigation may involve patent holding companies or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by the discovery process.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. We may also be subject to additional fees or be required to obtain new licenses if any of our licensors allege that we have not properly paid for such licenses or that we have improperly used the technologies under such licenses. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we could be unable to continue to offer our affected products, subscriptions or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products, providing certain subscriptions or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could harm our business, financial condition and results of operations.

Our technology alliance partnerships expose us to a range of business risks and uncertainties that could have a material adverse impact on our business and financial results.

We have entered, and intend to continue to enter, into technology alliance partnerships with third parties to support our future growth plans. Such relationships include technology licensing, joint technology development and integration, research cooperation, co-marketing activities and sell-through arrangements. We face a number of risks relating to our technology alliance partnerships that could prevent us from realizing the desired benefits from such partnerships on a timely basis or at all, which, in turn, could have a negative impact on our business and financial results.

Technology alliance partnerships require significant coordination between the parties involved, particularly if a partner requires that we integrate its products with our products. This could involve a significant commitment of time and resources by our technical staff and their counterparts within our technology alliance partner. The integration of products from different companies may be more difficult than we anticipate, and the risk of integration difficulties, incompatible products and undetected programming errors or defects may be higher than the risks normally associated with the introduction of new products. It may also be more difficult to market and sell products developed through technology alliance partnerships than it would be to market and sell products that we develop on our own. Sales and marketing personnel may require special training, as the new products may be more complex than our other products.

We invest significant time, money and resources to establish and maintain relationships with our technology alliance partners, but we have no assurance that any particular relationship will continue for any specific period of time. Generally, our agreements with these technology alliance partners are terminable without cause with no or minimal notice or penalties. If we lose a significant technology alliance partner, we could lose the benefit of our investment of time, money and resources in the relationship. In addition, we could be required to incur significant expenses to develop a new strategic alliance or to determine and implement an alternative plan to pursue the opportunity that we targeted with the former partner.

We may be unable to protect our intellectual property adequately, which could harm our business, financial condition and results of operations.

We believe that our intellectual property is an essential asset of our business. We rely on a combination of patent, copyright, trademark, database rights, and trade secret laws, as well as confidentiality procedures and contractual provisions, to establish and protect our intellectual property rights in the United States and abroad. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and our trademarks, copyrights and patents may be held invalid or unenforceable. Any U.S. or other patents issued to us may not be sufficiently broad to protect our proprietary technologies, and given the costs of obtaining patent protection, we may choose not to seek patent protection for certain of our proprietary technologies. We may not be effective in policing unauthorized use of our intellectual property, and even if we do detect violations, litigation may be necessary to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive, could divert management’s attention and may result in a court determining that our intellectual property rights are unenforceable. If we are not successful in cost-effectively protecting our intellectual property rights, our business, financial condition and results of operations could be harmed.

We incorporate technology from third parties into our products, and our inability to obtain or maintain rights to the technology could harm our business.

We incorporate technology from third parties into our products. We cannot be certain that our suppliers and licensors are not infringing the intellectual property rights of third parties or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may sell our products. Some of our agreements with our suppliers and licensors may be terminated for convenience by them. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to obtain such technology or enter into new agreements on commercially reasonable terms, our ability to develop and sell products, subscriptions and services containing such technology could be severely limited, and our business could be harmed. Additionally, if we are unable to obtain necessary technology from third parties, including certain sole suppliers, we may be forced to acquire or develop alternative technology, which may require significant time, cost and effort and may be of lower quality or performance standards. This would limit and delay our ability to offer new or competitive products and increase our costs of production. If alternative technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our products, subscriptions and services. As a result, our margins, market share and results of operations could be significantly harmed.

Our products and subscriptions contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products and subscriptions.

Our products and subscriptions contain software modules licensed to us by third-party authors under “open source” licenses. The use and distribution of open source software may entail greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for us.

Although we monitor our use of open source software to try to avoid subjecting our products and subscriptions to conditions, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on our ability to commercialize products and subscriptions incorporating such software. Moreover, we cannot assure you that our processes for controlling our use of open source software in our products and subscriptions will be effective. From time to time, we may face claims from third parties asserting ownership of, or demanding release of, the open source software or derivative works that we developed using such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely or cost-effective basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, results of operations and financial condition.

Risks Related to Our Supply Chain

Because we depend on a limited number of manufacturers to build our appliance products, we are susceptible to manufacturing delays and pricing fluctuations that could prevent us from shipping customer orders on time, or on a cost-effective basis, which may result in the loss of sales and customers.

We depend on a limited number of third-party manufacturers, primarily Flextronics Telecom Systems, Ltd., as sole source manufacturers for our appliance products. Our reliance on third-party manufacturers reduces our control over the manufacturing process and exposes us to risks, including reduced control over quality assurance, product costs, product supply, upgrades and expansions and timing. Any manufacturing disruption by these third-party manufacturers could severely impair our ability to fulfill orders on time. If we are unable to manage our relationships with these third-party manufacturers effectively, or if these manufacturers suffer delays or disruptions for any reason, experience increased manufacturing lead-times, capacity constraints or quality control problems in their manufacturing operations, or fail to meet our future requirements for timely delivery, our ability to ship products to our customers would be severely impaired, and our business and results of operations would be harmed.

Further, the portion of our appliances that are sourced outside the United States may be subject to additional logistical risks or risks associated with complying with local rules and regulations in foreign countries. Significant changes to existing international trade agreements could lead to sourcing or logistics disruption resulting from import delays or the imposition of increased tariffs on our sourcing partners. For example, the United States and Chinese governments have each enacted, and discussed more potential, import tariffs. These tariffs, depending on their ultimate scope and how they are implemented, could negatively impact our business by increasing our costs and impair our ability to fulfill orders.

In addition, our reliance on third-party manufacturers exposes us to the risk that certain minerals, known as “conflict minerals,” that are contained in our products have originated in the Democratic Republic of the Congo or an adjoining country. As a result of the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted disclosure requirements for public companies whose products contain conflict minerals that are necessary to the functionality or production of such products. Although the SEC has provided guidance with respect to a portion of the conflict minerals filing requirements that somewhat reduced the reporting required, we have incurred and expect to incur additional costs to comply with the disclosure requirements, including costs related to determining the source of the conflict minerals used in our products. Moreover, the implementation of these requirements could adversely affect the sourcing, availability and pricing of materials used in the manufacture of our products to the extent that there may be only a limited number of suppliers offering “conflict free” minerals that can be used in our products. There can be no assurance that we will be able to obtain such minerals in sufficient quantities or at competitive prices. We may also encounter customers who require that all of the components of our products be certified as conflict free. If we are not able to meet customer requirements, such customers may choose to not purchase our products, which could impact our sales.

Our third-party manufacturers typically fulfill our supply requirements on the basis of individual orders. We are subject to a risk of supply shortages and changes in pricing terms because we do not have long-term contracts with our third-party manufacturers that guarantee capacity, the continuation of particular pricing terms or the extension of credit limits. Our contract with our primary manufacturer permits it to terminate such contract at its convenience, subject to prior notice requirements. Any production interruptions for any reason, such as a natural disaster, epidemic, capacity shortages, or quality problems at one of our manufacturing partners would negatively affect sales of our products and adversely impact our business and results of operations.

Managing the supply of our appliance products and their components is complex. Insufficient supply and inventory may result in lost sales opportunities or delayed revenue, while excess inventory may harm our gross margins.

Our third-party manufacturers procure components and build our appliance products based on our forecasts, and we generally do not hold inventory for a prolonged period of time. These forecasts are based on estimates of future demand for our products, which are in turn based on historical trends and analyses from our sales and marketing organizations, adjusted for overall market conditions. In order to reduce manufacturing lead times and plan for adequate component supply, from time to time we may issue forecasts for components and products that are non-cancelable and non-returnable.

Our inventory management systems and related supply chain visibility tools may be inadequate to enable us to make accurate forecasts and effectively manage the supply of our products and product components. Supply management remains an area of increasing focus as we balance the need to maintain supply levels that are sufficient to ensure competitive lead times against the risk of obsolescence because of rapidly changing technology and customer requirements. If we ultimately determine that we have excess supply, we may have to reduce our prices and write-down inventory, which in turn could result in lower gross margins. Alternatively, insufficient supply levels may lead to shortages that result in delayed revenue or loss of sales opportunities altogether as potential customers turn to competitors’ products that may be readily available. Additionally, any increases in the time required to manufacture or ship our products could result in supply shortfalls. If we are unable to effectively manage our supply and inventory, our results of operations could be adversely affected.

Because some of the key components in our appliance products come from limited sources of supply, we are susceptible to supply shortages or supply changes, which could disrupt or delay our scheduled product deliveries to our customers and may result in the loss of sales and customers.

Our appliance products rely on key components, including a motherboard and chassis, which our third-party manufacturers purchase on our behalf from a sole source provider. The manufacturing operations of some of our component suppliers are geographically concentrated in Asia, which makes our supply chain vulnerable to regional disruptions. A localized health risk affecting employees at these facilities, such as the current COVID-19 pandemic, or the spread of a pandemic influenza, could impair the total volume of components that we are able to obtain, which could result in substantial harm to our results of operations. Similarly, a fire, flood, earthquake, tsunami or other disaster, condition or event such as political instability, terrorist act, civil unrest or a power outage that adversely affects any of these component suppliers’ facilities could significantly affect our ability to obtain the components needed for our products, which could result in a substantial loss of sales and revenue and a substantial harm to our results of operations.

We do not have volume purchase contracts with any of our component suppliers, and they could cease selling to us at any time. In addition, our component suppliers change their selling prices frequently in response to market trends, including industry-wide increases in demand, and because we do not have contracts with these suppliers, we are susceptible to price fluctuations related to raw materials and components. If we are unable to pass component price increases along to our customers or maintain stable pricing, our gross margins and results of operations could be negatively impacted. If we are unable to obtain a sufficient quantity of these components in a timely manner for any reason, sales of our products could be delayed or halted or we could be forced to expedite shipment of such components or our products at dramatically increased costs, which would negatively impact our revenue and gross margins. Additionally, poor quality in any of the sole-sourced components in our products could result in lost sales or lost sales opportunities. If the quality of the components does not meet our or our customers’ requirements, if we are unable to obtain components from our existing suppliers on commercially reasonable terms, or if any of our sole source providers cease to remain in business or continue to manufacture such components, we could be forced to redesign our products and qualify new components from alternate suppliers. The resulting stoppage or delay in selling our products and the expense of redesigning our products could result in lost sales opportunities and damage to customer relationships, which would adversely affect our business and results of operations.

Reliance on shipments at the end of each quarter could cause our revenue for the applicable period to fall below expected levels.

As a result of customer buying patterns and the efforts of our sales force and channel partners to meet or exceed their sales objectives, we have historically received a substantial portion of sales orders and generated a substantial portion of revenue during the last few weeks and days of each quarter. A significant interruption in our IT systems, which manage critical functions such as order processing, revenue recognition, financial forecasts, inventory and supply chain management, and trade compliance reviews, or our supply chain could result in delayed order fulfillment and decreased revenue for that quarter. If expected revenue at the end of any quarter is delayed for any reason, including the failure of anticipated purchase orders to materialize, our logistics or channel partners’ inability to ship products prior to quarter-end to fulfill purchase orders received near the end of the quarter, our failure to manage inventory to meet demand, our inability to release new products on schedule, any failure of our systems related to order review, processing and licensing, or any delays in shipments based on trade compliance requirements (including new compliance requirements imposed by new or renegotiated trade agreements), our revenue for that quarter could fall below our expectations and the estimates of market analysts, which could adversely impact our business and results of operations and cause a decline in the trading price of our common stock.

Risks Related to Operations Outside the United States

We generate a significant amount of revenue from sales through resellers, distributors and end customers outside of the United States, and we are therefore subject to a number of risks associated with international sales and operations.

We have a limited history of marketing, selling, and supporting our platform internationally. As a result, we must hire and train experienced personnel to staff and manage our foreign operations. To the extent that we experience difficulties in recruiting, training, managing, and retaining international employees, particularly managers and other members of our international sales team, we may experience difficulties in sales productivity in, or market penetration of, foreign markets. We also enter into strategic distributor and reseller relationships with companies in certain international markets where we do not have a local presence. If we are not able to maintain successful strategic distributor relationships with our international channel partners or recruit additional channel partners, our future success in these international markets could be limited. Business practices in the international markets that we serve may differ from those in the United States and may require us to include non-standard terms in customer contracts, such as extended payment or warranty terms. To the extent that we enter into customer contracts in the future that include non-standard terms related to payment, warranties, or performance obligations, our results of operations may be adversely impacted.

Additionally, our international sales and operations are subject to a number of risks, including the following:

•	greater difficulty in enforcing contracts and managing collections, as well as longer collection periods;

•	higher costs of doing business internationally, including costs incurred in establishing and maintaining office space and equipment for our international operations;

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fluctuations in exchange rates between the U.S. dollar and foreign currencies in markets where we do business, such as the British Pound Sterling, which experienced a sharp decline in value compared to the U.S. dollar and other currencies;

•	management communication and integration problems resulting from cultural and geographic dispersion;

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risks associated with trade restrictions and foreign legal requirements, including any importation, certification, and localization of our platform that may be required in foreign countries and any changes in trade relations and restrictions;

•	greater risk of unexpected changes in foreign and domestic regulatory practices, tariffs and tax laws and treaties, including regulatory and trade policy changes;

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compliance with anti-bribery laws, including, without limitation, compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act and the U.K. Bribery Act 2010, violations of which could lead to significant fines, penalties and collateral consequences for our Company;

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heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, or irregularities in, financial statements;

•	the uncertainty of protection for intellectual property rights in some countries;

•	foreign exchange controls or tax regulations that might prevent us from repatriating cash earned outside the United States;

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general economic, political and social conditions in these foreign markets, including the perception of doing business with U.S. based companies and changes in regulatory requirements that impact our operating strategies, access to global markets or hiring;

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political and economic instability in some countries, such as those caused by the 2016 U.S. presidential election and the withdrawal of the United Kingdom from the European Union, commonly referred to as “Brexit”;

•	increased exposure to public health issues such as the current COVID-19 pandemic, and related industry and governmental actions to address these issues; and

•	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate.

Further, the interpretation and application of international laws and regulations in many cases is uncertain, and our legal and regulatory obligations in foreign jurisdictions are subject to frequent and unexpected changes, including the potential for various regulatory or other governmental bodies to enact new or additional laws or regulations or to issue rulings that invalidate prior laws or regulations.

For example, Brexit could also lead to further legislative and regulatory changes. A Data Protection Act that substantially implements the GDPR has been implemented in the United Kingdom, effective in May 2018 and subject to additional statutory amendments in 2019 to further align such Data Protection Act with the GDPR. It is unclear, however, how United Kingdom data protection laws or regulations will develop in the medium to longer term, and how data transfers to and from the United Kingdom will be regulated. In particular, the United Kingdom’s exit from the EU to effectuate Brexit could require us to make additional changes to the way we conduct our business and transmit data from the EU into the United Kingdom.

These and other factors could harm our ability to generate future international revenue and, consequently, materially impact our business, results of operations and financial condition.

We are exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations.

Our sales contracts are denominated in U.S. dollars, and therefore our revenue is not subject to foreign currency risk. However, strengthening of the U.S. dollar increases the real cost of our products, subscriptions and services to our customers outside of the United States, which could lead to delays in the purchase of our products and services and the lengthening of our sales cycle. In addition, we are incurring an increasing portion of our operating expenses outside the United States. These expenses are denominated in foreign currencies and are subject to fluctuations due to changes in foreign currency exchange rates.

Additionally, Brexit resulted in an adverse impact to currency exchange rates, notably the British Pound Sterling which experienced a sharp decline in value compared to the U.S. dollar and other currencies. A significantly weaker British Pound Sterling compared to the U.S. dollar could have a significantly negative effect on our financial condition and results of operations.

We do not currently hedge against the risks associated with currency fluctuations but may do so in the future.

We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.

Our products are subject to U.S. export controls, specifically the Export Administration Regulations and economic sanctions enforced by the Office of Foreign Assets Control. We incorporate standard encryption algorithms into our products, which, along with the underlying technology, may be exported outside of the U.S. only with the required export authorizations, including by license, license exception or other appropriate government authorizations, which may require the filing of an encryption registration and classification request. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments, and persons targeted by U.S. sanctions. While we have taken precautions to prevent our products and services from being exported in violation of these laws, in certain instances in the past we shipped our encryption products prior to obtaining the required export authorizations and/or submitting the required requests, including a classification request and request for an encryption registration number, resulting in an inadvertent violation of U.S. export control laws. As a result, in February 2013, we filed a Voluntary Self Disclosure with the U.S. Department of Commerce’s Bureau of Industry and Security, or BIS, concerning these potential violations. In June 2013, BIS notified us that it had completed its review of this matter and closed its review with the issuance of a warning letter. No monetary penalties were assessed. Even though we take precautions to ensure that our channel partners comply with all relevant regulations, any failure by our channel partners to comply with such regulations could have negative consequences, including reputational harm, government investigations and penalties.

In addition, various countries regulate the import of certain encryption technology, including through import permit and license requirements, and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement our products in those countries. Changes in our products or changes in export and import regulations may create delays in the introduction of our products into international markets, prevent our customers with international operations from deploying our products globally or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export to or sell our products in international markets would likely adversely affect our business, financial condition and results of operations.

Risks Related to Our Convertible Senior Notes

We are leveraged financially, which could adversely affect our ability to adjust our business to respond to competitive pressures and to obtain sufficient funds to satisfy our future growth, business needs and development plans.

We have substantial existing indebtedness. In June 2015, we issued $460.0 million principal amount of 1.000% Convertible Senior Notes due 2035 (the “Series A Notes”) and $460.0 million principal amount of 1.625% Convertible Senior Notes due 2035 (the “Series B Notes” and, together with the Series A Notes, the “2035 Notes”). During the three months ended June 30, 2018, we issued $600.0 million aggregate principal amount of 0.875% Convertible Senior Notes due 2024 (the “2024 Notes” and, together with the 2035 Notes, the “convertible notes”) and repurchased approximately $340.2 million aggregate principal amount of certain of the 2035 Notes. As a result, as of December 31, 2020, we had approximately $1.1 billion aggregate principal amount of convertible notes outstanding.

The degree to which we are leveraged could have negative consequences, including, but not limited to, the following:

•	we may be more vulnerable to economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions;

•	our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited;

•	a substantial portion of our cash flows from operations in the future may be required for the payment of the principal amount of our existing indebtedness when it becomes due; and

•	we may elect to make cash payments upon any conversion of the convertible notes, which would reduce our cash on hand.

Our ability to meet our payment obligations under our convertible notes depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, and regulatory factors as well as other factors that are beyond our control. There can be no assurance that our business will generate cash flow from operations, or that additional capital will be available to us, in an amount sufficient to enable us to meet our debt payment obligations and to fund other liquidity needs. If we are unable to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we were unable to implement one or more of these alternatives, we may be unable to meet our debt payment obligations, which could have a material adverse effect on our business, results of operations, or financial condition.

If holders of the 2035 Notes require us to repurchase their notes on any repurchase date, our financial condition and operating results could be adversely affected.

Holders of the Series A Notes have the right to require us to repurchase their notes on each of June 1, 2025 and June 1, 2030, and holders of the Series B Notes will have the right to require us to repurchase their notes on each of June 1, 2022, June 1, 2025 and June 1, 2030 at a repurchase price equal to 100% of the principal amount of the notes of the relevant series to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date pursuant to the applicable indenture governing such series of notes. If holders require us to repurchase their notes of an applicable series on an applicable repurchase date, our financial condition and operating results could be adversely affected.

The conditional conversion feature of each series of convertible notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of a series of convertible notes is triggered, holders of such series of convertible notes will be entitled to convert their convertible notes at any time during specified periods at their option. If one or more holders of such convertible notes elect to convert their convertible notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders of such series of convertible notes do not elect to convert their convertible notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of such series of convertible notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the convertible notes, is subject to changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the convertible notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for each series of convertible notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of such series of convertible notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the convertible notes to their face amount over the term of the convertible notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s non-convertible coupon interest for such series of convertible notes, which could adversely affect our reported or future financial results and the trading price of our common stock.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force). This standard clarifies how certain cash receipts and payments should be classified in the statement of cash flows, including the cash settlement for each series of our convertible notes. Upon cash settlement, repayment of the principal amount will be bifurcated between cash outflows for operating activities for the portion related to accreted interest attributable to debt discounts arising from the difference between the coupon interest rate and the effective interest rate, and financing activities for the remainder. This will require us to classify the $310.4 million of accreted interest as cash used in operating activities in our consolidated financial statements upon cash settlement, which could adversely affect our future cash flow from operations.

In addition, under certain circumstances, convertible debt instruments (such as the convertible notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that any shares issuable upon conversion of any series of convertible notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of such series of convertible notes exceeds their principal amount of such series of convertible notes. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess conversion value, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the convertible notes, then our diluted earnings per share would be adversely affected.

Transactions related to our convertible notes may affect the market price of our common stock.

The conversion of any of our series of convertible notes, if such conversion occurs, will dilute the ownership interests of then-existing stockholders to the extent we deliver shares upon conversion of any of the convertible notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the convertible notes may encourage short selling by market participants because any conversion of the convertible notes could be used to satisfy short positions, or anticipated conversion of the convertible notes into shares of our common stock could depress the price of our common stock.

In addition, in connection with our issuance of the 2024 Notes, we entered into capped call transactions (the “capped call transactions”) with certain financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the 2024 Notes and/or offset any cash payments we are required to make in excess of the principal amount of such 2024 Notes converted, as the case may be, with such reduction and/or offset subject to a cap. From time to time, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the 2024 Notes. This activity could cause a decrease in the market price of our common stock.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties to our capped call transactions are financial institutions, and we will be subject to the risk that one or more of the counterparties may default or otherwise fail to perform, or may exercise certain rights to terminate, their obligations under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Adverse global economic conditions may result in the actual or perceived failure or financial difficulties for financial institutions, including one or more of our option counterparties. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with that option counterparty. Our exposure will depend on many factors but, generally, our exposure will increase if the market price or the volatility of our common stock increases. In addition, upon a default or other failure to perform, or a termination of obligations, by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

Risks Related to Ownership of Our Series A Convertible Preferred Stock

The holders of Series A Convertible Preferred Stock may exercise influence over us, including through their ability to designate a member of our board of directors

The holders of Series A Convertible Preferred Stock are generally entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class) on an as-converted basis, subject to certain Nasdaq voting limitations, if applicable. Additionally, the consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock is required for so long as any shares of the Series A Convertible Preferred Stock remain outstanding for (i) amendments to our organizational documents that have an adverse effect on the holders of Series A Convertible Preferred Stock and (ii) issuances by us of securities that are senior to, or equal in priority with, the Series A Convertible Preferred Stock. In addition, for so long as 25% of the Series A Convertible Preferred Stock issued in connection with the Securities Purchase Agreement with BTO Delta Holdings DE L.P., an investment vehicle of funds affiliated with The Blackstone Group Inc. (“Blackstone”), and the Securities Purchase Agreement with ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC (together, the “Series A Securities Financing Agreements”) remains outstanding, consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock will be required for (A) any change to the size of our board of directors, (B) any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting, and (C) incurrence by us of net debt in excess of $350,000,000.

Additionally, pursuant to the applicable Series A Securities Financing Agreement, Blackstone has the right to nominate for election one member to our board of directors for so long as Blackstone holds 65% of the Series A Convertible Preferred Stock. The director designated by Blackstone is entitled to serve on committees of our board of directors, subject to applicable law and Nasdaq rules. Notwithstanding the fact that all directors will be subject to fiduciary duties to us and to applicable law, the interests of the director designated by Blackstone may differ from the interests of our security holders as a whole or of our other directors.

As a result, the holders of Series A Convertible Preferred Stock have the ability to influence the outcome of certain matters affecting our governance and capitalization. The sponsors of the holders of Series A Convertible Preferred Stock are in the business of making or advising on investments in companies, including businesses that may directly or indirectly compete with certain portions of our business, and they may have interests that diverge from, or even conflict with, those of our other shareholders. They may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Our obligations to the holders of Series A Convertible Preferred Stock could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition.

Our Series A Convertible Preferred Stock has rights, preferences, and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock, which could adversely affect our liquidity and financial condition.

The holders have the right under the Series A Certificate of Designation to receive a liquidation preference entitling them to be paid an amount per share equal to the greater of (i) $1,000 per share, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series A Convertible Preferred Stock would have been entitled to receive at such time if the Series A Convertible Preferred Stock were converted into common stock. In addition, the holders are entitled to dividends on the original purchase price of $1,000 per share at a rate of 4.5% per annum, that (i) for the first three years after December 11, 2020, or the Series A closing date, will be paid in-kind, and (ii) after the third anniversary of the Series A closing date, will, at the Company’s election either be paid in cash, or, if not, will accrue and accumulate, in each case, accruing daily and paid quarterly in arrears. The holders are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis.

The Series A Convertible Preferred Stock will rank junior to all of our liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A Convertible Preferred Stock only after all of our liabilities have been paid. In addition, the Series A Convertible Preferred Stock effectively ranks junior to all existing and future liabilities of our subsidiaries. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on the Series A Convertible Preferred Stock.

An active trading market for the Series A Convertible Preferred Stock does not exist and may not develop.

The Series A Convertible Preferred Stock has no established trading market and is not listed on any securities exchange. Since the Series A Convertible Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We cannot assure you that an active trading market in the Series A Convertible Preferred Stock will develop and, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Series A Convertible Preferred Stock could be adversely affected and holders’ ability to transfer shares of Series A Convertible Preferred Stock will be limited.

The market price of the Series A Convertible Preferred Stock will be directly affected by the market price of our common stock, which may be volatile.

To the extent that a secondary market for the Series A Convertible Preferred Stock develops, we believe that the market price of the Series A Convertible Preferred Stock will be significantly affected by the market price of our common stock. We cannot predict how shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Series A Convertible Preferred Stock than would be expected for nonconvertible preferred stock.

The market price of our common stock will likely fluctuate in response to a number of factors, including the following:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involves us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	additional issuances by us of common stock;

•	additional issuances by us of other series or classes of preferred stock;

•	actions of our common stockholders, including sales of common stock by stockholders and our directors and executive officers;

•	changes in the ratings of other of our securities;

•	fluctuations in the stock price and operating results of our competitors;

•	government reactions to current economic and market conditions; and

•	regional, national and global political and economic conditions and other factors.

The market price of our common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the common stock and (ii) sales of substantial amounts of the common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance.

These broad market fluctuations may adversely affect the market prices of our common stock, and, in turn, the Series A Convertible Preferred Stock.

In addition, we expect that the market price of the Series A Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets and our perceived creditworthiness.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock or the Series A Convertible Preferred Stock and may negatively impact the holders’ investment.

Except in certain circumstances, we are not restricted from issuing additional shares of common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock or Series A Convertible Preferred Stock could decline as a result of sales of a large number of shares of common stock or Series A Convertible Preferred Stock or similar securities in the market or the perception that such sales could occur. For example, if we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

In addition, each share of Series A Convertible Preferred Stock will initially be convertible at the option of the holder thereof into shares of our common stock. The conversion of some or all of the Series A Convertible Preferred Stock will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and Series A Convertible Preferred Stock. In addition, the existence of our Series A Convertible Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series A Convertible Preferred Stock could depress the price of our equity securities. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock is subject to conversion at our option in certain circumstances after December 11, 2023 based on the trading price of our common stock.

At any time after the third anniversary of the Series A closing date, if the closing price of the common stock is at least 175% of the conversion price for at least 20 trading days during the 30 consecutive trading days immediately preceding the date we notify the holders of our election to convert, we will be entitled, but not required, to convert the Series A Convertible Preferred Stock, in whole but not in part, into common stock. Following any such conversion, a holder will no longer be entitled to the dividend or other rights associated with the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock has not been rated.

The Series A Convertible Preferred Stock has not been rated by any nationally recognized statistical rating organization. This may affect the market price of the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock may only be redeemed at the option of the holder in limited circumstances.

The shares of Series A Convertible Preferred Stock, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Convertible Preferred Stock may be required to bear the financial risks of an investment in the Series A Convertible Preferred Stock for an extended period of time. Holders have limited rights to require us to redeem the Series A Convertible Preferred Stock. Therefore, holders should be aware that they may be required to bear the financial risks of an investment in the Series A Convertible Preferred Stock for an extended period of time.

The conversion rate of the Series A Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Convertible Preferred Stock or the common stock issuable upon conversion of the Series A Convertible Preferred Stock.

The number of shares of our common stock that holders are entitled to receive upon conversion of a share of Series A Convertible Preferred Stock is subject to adjustment for certain events arising from increases in dividends or distributions in common stock, subdivisions, splits, and combinations of the common stock, certain issuances of stock purchase rights, options or warrants distributed in connection with a stockholder rights plan, self-tender offers and exchange offers, cash dividends or distributions, and certain other actions by us that modify our capital structure. See “Description of Capital Stock — Series A Convertible Preferred Stock.” We will not adjust the conversion rate for other events, including the issuance of common stock pursuant to plans for reinvestment of dividends or interest, options or rights to purchase such shares pursuant to benefit plans or employee agreements, any option, warrant, right, or exercisable, exchangeable or convertible security or for a change in the par value of the common stock. There can be no assurance that an event that adversely affects the value of the Series A Convertible Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series A Convertible Preferred Stock. In addition, we are not restricted from offering common stock in the future or engaging in other transactions that may dilute our common stock.

If our common stock is delisted, your ability to transfer or sell your shares of the Series A Convertible Preferred Stock, or common stock upon conversion, may be limited and the market value of the Series A Convertible Preferred Stock will be materially adversely affected.

The terms of the Series A Convertible Preferred Stock do not protect you if our common stock is delisted. Because the Series A Convertible Preferred Stock has no stated maturity date, holders may be forced to elect between converting their shares of the Series A Convertible Preferred Stock into illiquid shares of our common stock or holding their shares of the Series A Convertible Preferred Stock and receiving stated dividends on the stock when, as and if authorized by the board of directors and declared by us with no assurance as to ever receiving the liquidation preference. Accordingly, if the common stock is delisted, the holders’ ability to transfer or sell their shares of the Series A Convertible Preferred Stock, or common stock upon conversion, may be limited and the market value of the Series A Convertible Preferred Stock will be materially adversely affected.

Risks Related to Ownership of Our Common Stock

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our common stock, to some extent, depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts.

If one or more of the analysts who cover us should downgrade our shares or change their opinion of our shares, industry sector or products, our share price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which would cause our stock price to decline.

We have provided and may continue to provide guidance about our business and future operating results. In developing this guidance, our management must make certain assumptions and judgments about our future performance. Furthermore, analysts and investors may develop and publish their own projections of our business, which may form a consensus about our future performance. Our business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of our control, and which could adversely affect our operations and operating results. Such factors may include the possibility that interpretation, industry practice, and accounting guidance may continue to evolve during the early stages of adoption of Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606). Furthermore, if we make downward revisions of our previously announced guidance, or if our publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of our common stock would decline.

The price of our common stock has been and may continue to be volatile, and the value of your investment could decline.

The trading price of our common stock has been volatile since our initial public offering, and is likely to continue to be volatile. The trading price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include:

•	whether our results of operations, and in particular, our revenue growth rates, meet the expectations of securities analysts or investors;

•	actual or anticipated changes in the expectations of investors or securities analysts, whether as a result of our forward-looking statements, our failure to meet such expectation or otherwise;

•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	changes in how customers perceive the effectiveness of our platform in protecting against advanced cyber attacks or other reputational harm;

•	publicity concerning cyber attacks in general or high profile cyber attacks against specific organizations;

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of technology and/or growth companies in general and of companies in the IT security industry in particular;

•	fluctuations in the trading volume of our shares or the size of our public float;

•	actual or anticipated changes or fluctuations in our results of operations;

•	litigation involving us, our industry, or both;

•	regulatory developments in the United States, foreign countries or both;

•	general economic conditions and trends;

•	natural disasters or other catastrophic events;

•	public health crises and related measures to protect the public health, such as the COVID-19 pandemic;

•	actual or perceived security breaches that we or our service providers may suffer;

•	sales of large blocks of our common stock or substantial future sales by our directors, executive officers, employees and significant stockholders; and

•	departures of key personnel.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. The price of our common stock has been highly volatile since our IPO in September 2013, and beginning in June 2014, several lawsuits alleging violations of securities laws were filed against us and certain of our current and former directors and executive officers. Any securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have a material adverse effect on our business, results of operations and financial condition.

Sales of substantial amounts of our common stock in the public markets, or sales of our common stock by our executive officers and directors under Rule 10b5-1 plans, could adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. In addition, certain of our executive officers and directors have adopted, and other executive officers and directors may in the future adopt, written plans, known as “Rule 10b5-1 Plans,” under which they have contracted, or may in the future contract, with a broker to sell shares of our common stock on a periodic basis to diversify their assets and investments. Sales made by our executive officers and directors pursuant to Rule 10b5-1, regardless of the amount of such sales, could adversely affect the market price of our common stock.

The issuance of additional stock in connection with financings, acquisitions, investments, our stock incentive plans, conversion of our convertible notes, conversion of the Series A Convertible Preferred Stock or otherwise will dilute all other stockholders.

Our amended and restated certificate of incorporation authorizes us to issue up to 1,000,000,000 shares of common stock and up to 100,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Subject to compliance with applicable rules and regulations, we may issue shares of common stock or securities convertible into our common stock from time to time in connection with a financing, acquisition, investment, our stock incentive plans, the conversion of our convertible notes or otherwise. For example, in October 2017, we issued 259,425 shares of common stock in connection with our acquisition of The Email Laundry; in January 2018, we issued 1,016,334 shares of common stock in connection with our acquisition of X15; in May 2019, we issued 8,404,609 shares of common stock in connection with our acquisition of Verodin, in November 2020, we issued 4,931,862 shares of common stock in connection with our acquisition of Respond Software. In addition, we issued $920.0 million aggregate principal amount of 2035 Notes, of which approximately $483.4 million aggregate principal remains outstanding, and we issued $600.0 million aggregate principal amount of the 2024 Notes during the three months ended June 30, 2018. In December 2020, we issued 400,000 shares of Series A Convertible Preferred Stock. Any future issuances could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our common stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

Our charter documents and Delaware law, as well as certain provisions of our convertible notes, could discourage takeover attempts and lead to management entrenchment, which could also reduce the market price of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions include:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•

the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•

the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

the requirement that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President (in the absence of a Chief Executive Officer), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•

the requirement for the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend the provisions of our amended and restated certificate of incorporation relating to the management of our business (including our classified board structure) or certain provisions of our amended and restated bylaws, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt;

•

the ability of our board of directors to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquiror to amend the bylaws to facilitate an unsolicited takeover attempt; and

•

advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, which may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a specified period of time. Additionally, certain provisions of our convertible notes could make it more difficult or more expensive for a third party to acquire us. The application of Section 203 or certain provisions of our convertible notes also could have the effect of discouraging, delaying or preventing a transaction involving a change in control of us. Any of these provisions could, under certain circumstances, depress the market price of our common stock.

Risks Related to Potential Catastrophic Events

The global COVID-19 pandemic could harm our business and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak has continued to spread across the globe and is impacting worldwide economic activity and financial markets. In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19, we have taken precautionary measures intended to minimize the risk of the virus to our employees, our customers, and the communities in which we operate, which could negatively impact our business. Although we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, precautionary measures that have been adopted could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations. In addition, the COVID-19 pandemic may disrupt the operations of our customers and partners for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact our business and results of operations, including cash flows. More generally, the COVID-19 pandemic could adversely affect economies and financial markets globally, potentially leading to an economic downturn, which could decrease technology spending and adversely affect demand for our offerings and harm our business and results of operations. It is not possible at this time to estimate the impact that the COVID-19 pandemic could have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by man-made problems such as terrorism or armed conflicts.

Natural disasters or other catastrophic events, including earthquakes, fires, floods, significant power outages, telecommunications failures, outbreak of pandemic or contagious diseases (including, but not limited to, the current COVID-19 pandemic) and cyber attacks, may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a material adverse impact on our business, results of operations, and financial condition. Our corporate headquarters and some of our servers hosting our cloud services are located in California, a region known for seismic activity. Customer data could be lost, significant recovery time could be required to resume operations and our financial condition and operating results could be adversely affected in the event of a natural disaster or other catastrophic event. In addition, natural disasters and other catastrophic events could affect our supply chain, manufacturing vendors, or logistics providers’ ability to provide materials and perform services such as manufacturing products or assisting with shipments on a timely basis. In the event that our or our service providers’ information technology systems or manufacturing or logistics abilities are hindered by any of the events discussed above, shipments could be delayed, resulting in missed financial targets, such as revenue and shipment targets, for a particular quarter. In addition, acts of terrorism, armed conflicts and other geo-political unrest could cause disruptions in our business or the business of our supply chain, manufacturers, logistics providers, partners, or customers or the economy as a whole. Any disruption in the business of our supply chain, manufacturers, logistics providers, partners or end-customers that impacts sales at the end of a fiscal quarter could have a significant adverse impact on our financial results. All of the aforementioned risks may be further increased if the disaster recovery plans for us and our suppliers prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, the loss of customers or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and results of operations would be adversely affected.

General Risk Factors

Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our business and operating results.

Our revenue depends significantly on general economic conditions and the demand for products in the IT security market. Economic weakness, customer financial difficulties, and constrained spending on IT security may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast our sales and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our inventory purchases, contract manufacturer relationships and other costs and expenses.

In addition, concerns regarding the effects of the U.K.’s decision to exit the EU, commonly referred to as “Brexit”, uncertainties related to changes in public policies such as domestic and international regulations, taxes, or international trade agreements, international trade disputes, government shutdowns, geopolitical turmoil and other disruptions to global and regional economies and markets in many parts of the world, have and may continue to put pressure on global economic conditions and overall spending on IT security. General economic weakness may also lead to longer collection cycles for payments due from our customers, an increase in customer bad debt, restructuring initiatives and associated expenses, and impairment of investments. Furthermore, the continued uncertainty in worldwide credit markets, including the sovereign debt situation in certain countries in the EU may adversely impact the ability of our customers to adequately fund their expected capital expenditures, which could lead to delays or cancellations of planned purchases of our platform.

The COVID-19 pandemic has created significant uncertainty in the global economy. The COVID-19 pandemic and health measures taken by governments and private industry in response to the pandemic, including stay-at-home orders and travel restrictions, have had significant negative effects on the economy. Continued uncertainty about the pandemic, associated economic consequences, and potential relief measures may have a long-term adverse effect on the economy, our customers, partners, suppliers, and our business.

Uncertainty about future economic conditions also makes it difficult to forecast operating results and to make decisions about future investments. Future or continued economic weakness for us or our customers, failure of our customers and markets to recover from such weakness, customer financial difficulties, and reductions in spending on IT security could have a material adverse effect on demand for our platform and consequently on our business, financial condition and results of operations.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. In general, if our estimates, judgments or assumptions related to our critical accounting policies change or if actual circumstances differ from our estimates, judgments or assumptions, our results of operations may be adversely affected and could fall below our publicly announced guidance or the expectations of securities analysts and investors, which may result in a decline in our stock price. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to assets, liabilities, revenue, expenses and related disclosures.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs may be subject to limitations arising from previous ownership changes. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code and adversely affect our ability to utilize our NOLs in the future. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. For example, the Tax Act, as modified by the CARES Act, changed certain limitations on our ability to use our federal NOLs, and California recently enacted legislation limiting our ability to use our state NOLs for taxable years 2020, 2021, and 2022. For these reasons, we may not be able to utilize a material portion of the NOLs reflected on our balance sheet, even if we attain profitability.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing requirements of the NASDAQ Stock Market and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and will continue to increase our legal and financial compliance costs, has made and will continue to make some activities more difficult, time-consuming or costly, and has increased and will continue to increase demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. Although we have already hired additional employees to comply with these requirements, we may need to hire even more employees in the future, which will increase our costs and expenses.

We are subject to the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), enhanced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. While we were able to determine in our management’s report for fiscal 2020 that our internal control over financial reporting is effective, as well as provide an unqualified attestation report from our independent registered public accounting firm to that effect, we have and will continue to consume management resources and incur significant expenses for Section 404 compliance on an ongoing basis. In the event that our Chief Executive Officer, Chief Financial Officer, or independent registered public accounting firm determines in the future that our internal control over financial reporting is not effective as defined under Section 404, we could be subject to one or more investigations or enforcement actions by state or federal regulatory agencies, stockholder lawsuits or other adverse actions requiring us to incur defense costs, pay fines, settlements or judgments and causing investor perceptions to be adversely affected and potentially resulting in a decline in the market price of our stock.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment will increase our general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards are unsuccessful, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that these new rules and regulations will make it more expensive for us to obtain and maintain director and officer liability insurance, and in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee and compensation committee.

In addition, as a result of our disclosure obligations as a public company, we have reduced strategic flexibility and are under pressure to focus on short-term results, which may adversely impact our ability to achieve long-term profitability.

We are obligated to maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or this internal control may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our common stock.

We are required, pursuant to the Exchange Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on our internal controls.

While we were able to determine in our management’s report for fiscal 2020 that our internal control over financial reporting is effective, as well as provide an unqualified attestation report from our independent registered public accounting firm to that effect, we may not be able to complete our evaluation, testing, and any required remediation in a timely fashion or our independent registered public accounting firm may not be able to formally attest to the effectiveness of our internal control over financial reporting in the future. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting that we are unable to remediate before the end of the same fiscal year in which the material weakness is identified, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to attest to the effectiveness of our internal controls or determine we have a material weakness in our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the Series A Convertible Preferred Stock and the Preferred Conversion Shares, if any. We will not receive any proceeds from their sales.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and our amended and restated bylaws, which have been publicly filed with the SEC, as well as the provisions of the Delaware General Corporate Law. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares preferred stock, par value of $0.0001. As of February 23, 2021, there were 238,582,336 shares of common stock outstanding and 400,000 shares of Series A Convertible Preferred Stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “FEYE.”

Transfer Agent and Registrant

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 100,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock.

Series A Convertible Preferred Stock

In December 2020, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our 4.5% Series A Convertible Preferred Stock, which are described in more detail below.

Dividend Rights and Liquidation Preferences. The Series A Convertible Preferred Stock ranks senior to our common stock, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, or a Liquidation. The holders are entitled to dividends on the original purchase price of $1,000 per share at the rate of 4.5% per annum that (i) for the first three years after December 11, 2020, or the Series A Closing Date, will be paid in-kind, and (ii) after the third anniversary of the Series A Closing Date, will, at the Company’s election either be paid in cash, or, if not, will accrue and accumulate, in each case, accruing daily and paid quarterly in arrears. The holders are also entitled to participate in dividends declared or paid on our common stock on an as-converted basis. Upon a Liquidation, each share of Series A Convertible Preferred Stock is entitled to receive an amount per share equal to the greater of (i) $1,000 per share, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series A Convertible Preferred Stock would have been entitled to receive at such time if the Series A Convertible Preferred Stock were converted into common stock, or the Liquidation Preference.

Conversion Features. The Series A Convertible Preferred Stock is convertible, in whole or in part, into fully paid and non-assessable shares of common stock at a conversion price equal to $17.25 per share, subject to certain customary adjustments in the event of certain adjustments to our common stock.

After the third anniversary of the Series A Closing Date, subject to certain conditions, we may at our option require conversion of all of the outstanding shares of the Series A Convertible Preferred Stock to common stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date we notify the holders of the election to convert, the closing price of our common stock is at least 175% of the conversion price.

Redemption Rights. After the seventh anniversary of the Series A Closing Date, each holder shall have the right to require us to redeem all or any part of the holder’s Series A Convertible Preferred Stock for cash at a price equal to the original purchase price of $1,000 per share plus any accrued and unpaid dividends. Upon a “Fundamental Change” (involving a change of control, bankruptcy, insolvency, liquidation or de-listing of the Company as further described in the Certificate of Designations), each holder shall have the right to require us to redeem all or any part of the holder’s Series A Convertible Preferred Stock for an amount equal to the Liquidation Preference at a repurchase price calculated in accordance with the Certificate of Designations plus any accrued and unpaid dividends.

Voting and Consent Rights. Holders of the Series A Convertible Preferred Stock are generally entitled to vote with the holders of the shares of common stock (voting together with the holders of shares of common stock as one class) on an as-converted basis, subject to certain Nasdaq voting limitations, if applicable. Additionally, the consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock will be required for so long as any shares of the Series A Convertible Preferred Stock remain outstanding for (i) amendments to our organizational documents that have an adverse effect on the holders of Series A Convertible Preferred Stock and (ii) issuances by us of securities that are senior to, or equal in priority with, the Series A Convertible Preferred Stock. In addition, for so long as 25% of the Series A Convertible Preferred Stock issued in connection with the purchase agreements between us and the holders of shares of Series A Convertible Preferred Stock remain outstanding, consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock will be required for (A) any change to the size of our board of directors, (B) any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting and (C) incurrence by us of net debt in excess of $350,000,000.

Series A Registration Rights Agreements

On December 11, 2020, we entered into certain registration rights agreements, or the Series A Registration Rights Agreements, pursuant to which certain holders of shares of Series A Convertible Preferred Stock have certain customary registration rights with respect to such shares of Series A Convertible Preferred Stock and the common stock issuable upon conversion of Series A Convertible Preferred Stock. This prospectus and the registration statement of which this prospectus is a part was filed pursuant to our obligation under each Series A Registration Rights Agreement and we will use commercially reasonable efforts to cause the registration statement of which this prospectus is a part or a subsequent registration statement to be continuously effective and usable for so long as any registrable securities remain outstanding.

The holders also have the right under each Series A Registration Right Agreement to request up to four underwritten offerings, so long as the anticipated gross proceeds of such underwritten offering is not less than $25 million (unless such holders are proposing to sell all of their remaining registrable securities, in which case no such minimum gross proceeds threshold shall apply), and the holders have the right to request unlimited non-underwritten shelf take-downs. Each Series A Registration Rights Agreement also grants each holder thereunder customary “piggyback” registration rights. If we propose to register any shares of common stock (or make an underwritten offering pursuant to a previously filed registration statement), each holder will be entitled, subject to certain exceptions, to include its registrable securities in the registration (or such underwritten offering).

Each Series A Registration Rights Agreement permits us to suspend use of the registration statement of which this prospectus is a part for a certain period, or a Suspension Period, if the Board of Directors has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the holders could be materially detrimental to the Company. Each Series A Registration Rights Agreement provides that there will not be more than four Suspension Periods in any 12-month period and there shall be no more than 60 days of suspension within any 12-month period.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. As discussed above under “Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president (in the absence of a chief executive officer). A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

SELLING SECURITYHOLDERS

Series A Convertible Preferred Stock and Common Stock Upon Conversion of Series A Convertible Preferred Stock

On December 11, 2020, or the Series A Closing Date, we issued and sold, for an aggregate purchase price of $400.0 million, 400,000 shares of our newly designated 4.5% Series A Convertible Preferred Stock, par value $0.0001 per share, or the Series A Convertible Preferred Stock, at a price of $1,000 per share, to Blackstone Delta Holdings DE L.P. (formerly known as BTO Delta Holdings DE L.P.) and BTO FD Delta Holdings DE L.P., investment vehicles of funds affiliated with The Blackstone Group Inc., or collectively, Blackstone, and ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC, or collectively, ClearSky and together with Blackstone, the Purchasers, pursuant to financing agreements, dated November 18, 2020 (as amended on December 11, 2020), or the Series A Securities Financing Agreements.

Subject to certain customary exceptions, including transfers to permitted transferees, the Purchasers are restricted from transferring the Series A Convertible Preferred Stock until the one year anniversary of the Series A Closing Date. The Series A Convertible Preferred Stock is convertible, in whole or in part, into fully paid and non-assessable shares of common stock at a conversion price equal to $17.25 per share, subject to certain customary adjustments in the event of certain adjustments to the common stock. After the third anniversary of the Series A Closing Date, subject to certain conditions, we may at our option require conversion of all of the outstanding shares of the Series A Convertible Preferred Stock to common stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date we notify the holders of the election to convert, the closing price of our common stock is at least 175% of the conversion price.

For purposes of this prospectus, the selling securityholders include the holders set forth in the table below, as may be amended or supplemented, and their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of its interests, or the selling securityholders. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Series A Convertible Preferred Stock owned or the shares of common stock owned or issuable upon conversion of shares of the Series A Convertible Preferred Stock, but are not obligated to do so. The selling securityholders may sell all, some or none of their shares pursuant to this prospectus. See “Plan of Distribution.” The following table sets forth certain information as of February 23, 2021 concerning the shares of Series A Convertible Preferred Stock and common stock that may be offered from time to time by the selling securityholders under this prospectus. The information set forth below is based on information provided by or on behalf of selling securityholders. In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the initial shares issued and an assumed conversion of all of the Series A Convertible Preferred Stock as of February 23, 2021, and a conversion price of $17.25 per share of Series A Convertible Preferred Stock. The number of shares of common stock into which the Series A Convertible Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The percentage of shares of common stock beneficially owned before and after the offering is based on (i) 238,582,336 shares of common stock outstanding as of February 23, 2021 and (ii) the assumed conversion as of the date of this prospectus of all shares of Series A Convertible Preferred Stock outstanding as of February 23, 2021 into 23,249,274 shares of common stock. Because the selling securityholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling securityholders will hold upon consummation of any such sales. In addition, since the date on which the selling securityholders provided this information to us, such selling securityholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.

Information about the selling securityholders may change over time. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and to the extent necessary.

Name	Number of Shares of Series A Convertible Preferred Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Beneficially Owned Prior to Offering (on an As- Converted Basis)		Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to Offering (on an As- Converted Basis)	Number of Shares of Series A Convertible Preferred Stock that May be Offered Hereby	Number of Shares of Common Stock that May be Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby(1)	Percentage of Outstanding Shares of Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby(1)
Blackstone Delta Lower Holdings DE L.P.	362,974	21,097,206	(2)	8.8%	362,974	21,097,206	—	—
BTO FD Delta Holdings DE L.P.	7,026	408,373	(2)	*	7,026	408,373
ClearSky Security Fund I LLC	24,000	1,394,956	(3)	*	24,000	1,394,956	—	—
ClearSky Power & Technology Fund II LLC	6,000	348,739	(3)	*	6,000	348,739	—	—

*	Less than 1%.
(1)

The selling securityholders have not informed us, and we do not know, when or in what amounts the selling securityholders may offer for sale the shares of Series A Convertible Preferred Stock or Preferred Conversion Shares pursuant to this offering. For purposes of this table, we have assumed that the selling securityholders will have sold all of the shares of Series A Convertible Preferred Stock and the Preferred Conversion Shares covered by this prospectus upon the completion of this offering.

(2)

Represents: (x) 362,974 shares of Series A Convertible Preferred Stock, which are convertible into 21,097,206 shares of common stock, directly held by Blackstone Delta Lower Holdings DE L.P. and (y) 7,026 shares of Series A Convertible Preferred Stock, which are convertible into 408,373 shares of common stock, directly held by BTO FD Delta Holdings DE L.P.

Blackstone Delta Lower Holdings Manager L.L.C. is the general partner of Blackstone Delta Lower Holdings DE L.P. Blackstone Delta Holdings DE L.P. is the managing member of Blackstone Delta Lower Holdings Manager L.L.C. BTO Holdings Manager L.L.C. is the general partner of Blackstone Delta Holdings DE L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.

BTO FD Delta Holdings Manager L.L.C. is the general partner of BTO FD Delta Holdings DE L.P. Blackstone Tactical Opportunities Fund – FD L.P. is the managing member of BTO FD Delta Holdings Manager L.L.C. Blackstone Tactical Opportunities Associates III – NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund – FD L.P. BTO DE GP – NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP – NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.

The Blackstone Group Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is

wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(3)

Represents: (x) 24,000 shares of Series A Convertible Preferred Stock, which are convertible into 1,394,956 shares of common stock, directly held by ClearSky Security Fund I LLC and (y) 6,000 shares of Series A Convertible Preferred Stock, which are convertible into 348,739 shares of common stock, directly held by ClearSky Power & Technology Fund II LLC.

ClearSky Security Fund I LLC is a Delaware limited liability company. Voting and investment decisions of ClearSky Security Fund I LLC are made by an investment committee, which is comprised of Joseph Wright, Alexander Weiss, James Huff, Jay Leek and Peter Kuper, each of whom individually disclaims beneficial ownership of the shares held of record by ClearSky Security Fund I LLC except to the extent of any their pecuniary interest therein. The address of ClearSky Security Fund I LLC is 11231 US Highway 1, Suite 395, North Palm Beach, Florida 33408.

ClearSky Power & Technology Fund II LLC is a Delaware limited liability company. Voting and investment decisions of ClearSky Power & Technology Fund II LLC are made by an investment committee, which is comprised of Joseph Wright, Alexander Weiss, James Huff, Jay Leek, Peter Kuper, and Erik Straser, each of whom individually disclaims beneficial ownership of the shares held of record by ClearSky Power & Technology Fund II LLC except to the extent of any their pecuniary interest therein. The address of ClearSky Power & Technology Fund II LLC is 11231 US Highway 1, Suite 395, North Palm Beach, Florida 33408.

(4)

The amounts shown in the table above do not include any dividends paid-in-kind on shares of Series A Convertible Preferred Stock after February 23, 2021. The amounts shown in the table above also do not include 965,159 shares of common stock acquired by ClearSky Security Fund I LLC as of November 18, 2020 in connection with our acquisition of Respond Software, Inc., with respect to which ClearSky Security Fund I LLC was a selling stockholder.

Pursuant to the applicable Series A Securities Financing Agreement, Blackstone has the right to nominate for election one member to our Board of Directors for so long as it, together with certain permitted transferees, holds at least 65% of the Series A Convertible Preferred Stock issued to Blackstone on the Series A Closing Date. Viral Patel was designated by Blackstone to be appointed to the Board of Directors in accordance with the terms and conditions of the applicable Series A Securities Financing Agreement on the Series A Closing Date.

Further, pursuant to the applicable Series A Securities Financing Agreement, ClearSky has the right to designate one non-voting observer to our Board of Directors for so long as it, together with certain permitted transferees, holds at least 65% of the Series A Convertible Preferred Stock issued to ClearSky on the Series A Closing Date.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations to non-U.S. holders (as defined below) of the ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is limited to investors that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address consequences of ownership of our Series A Convertible Preferred Stock. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.

This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described above, we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the graduated rates applicable to U.S. holders. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), and the Treasury Regulations and other official IRS guidance issued thereunder, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock and payments of gross proceeds from the sale or other disposition of our common stock. However, recently proposed Treasury Regulations eliminate FATCA withholding on such payments of gross proceeds. The preamble of these proposed Treasury Regulations state that they may be relied upon by taxpayers until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock. The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, owning, and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We are registering the shares of Series A Convertible Preferred Stock and Preferred Conversion Shares, or the securities, to permit the resale of such securities by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities in this offering. Sales by the selling securityholders may not require the provision of a prospectus supplement.

The securities may be sold from time to time directly by the selling securityholders, including their donees, pledgees, transferees and other successors in interest, or, alternatively, through underwriters, broker-dealers or agents, or through any combination of the foregoing methods. If the securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions, which may involve block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

The selling securityholders may also sell all or a portion of the shares of Series A Convertible Preferred Stock or the Preferred Conversion Shares beneficially owned by them and offered hereby from time to time using other methods as permitted pursuant to applicable law.

In addition, the selling securityholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling the securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling securityholders may also loan or pledge the securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under any applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. If required, the specific securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus is a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We entered into a Series A Registration Rights Agreement with each of the holders of the Series A Convertible Preferred Stock to register the Series A Convertible Preferred Stock and the Preferred Conversion Shares under applicable federal securities laws under specific circumstances and specific times. We will pay all expenses of the registration of the Series A Convertible Preferred Stock and the Preferred Conversion Shares pursuant the applicable Series A Registration Rights Agreement, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain related fees and disbursements of one counsel for the selling securityholders; provided, however, that the selling securityholders will pay all underwriting discounts, selling commissions and stock transfer taxes, if any. We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the applicable Series A Registration Rights Agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related Series A Registration Rights Agreement, or we may be entitled to contribution.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, P.C. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of FireEye, Inc.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$49,917.18	(1)
FINRA filing fee		$(2)
Nasdaq supplemental listing fee		$(2)
Printing expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Blue Sky, qualification fees and expenses		$(2)
Transfer agent fees and expenses		$(2)
Depositary fees and expenses		$(2)
Miscellaneous		$(2)

Total		$(2)

(1)	Additional fees deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the registrant provide that:

•

The Registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant is not obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

The registrant has entered into separate indemnification agreements with each of its directors and certain of its officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its directors and certain of its officers may be sufficiently broad to permit the indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of FireEye, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-36067) filed with the SEC on September 25, 2013).

3.2	Amended and Restated Bylaws of FireEye, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-36067) filed with the SEC on August 4, 2016).

3.3	Certificate of Designations of FireEye, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on December 11, 2020).

4.1	Registration Rights Agreement by and between the Company and Blackstone Delta Holdings DE L.P. dated December 11, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on December 11, 2020).

4.2	Registration Rights Agreement by and between the Company, ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC dated December 11, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on December 11, 2020).

4.3	Securities Purchase Agreement, dated as of November 18, 2020, by and between FireEye, Inc. and BTO Delta Holdings DE L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on November 19, 2020).

4.4	Amendment to Securities Purchase Agreement by and between the Company and Blackstone Delta Holdings DE L.P. (formerly known as BTO Delta Holdings DE L.P.) dated December 11, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on December 11, 2020).

4.5	Securities Purchase Agreement, dated as of November 18, 2020, by and between FireEye, Inc., ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on November 19, 2020).

Exhibit Number	Description

4.6	Amendment to Securities Purchase Agreement by and among the Company, ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC dated December 11, 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36067) filed with the SEC on December 11, 2020).

4.7	Form of FireEye, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1/A (File No. 333-190338) filed with the SEC on September 9, 2013).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on February 26, 2021.

FIREEYE, INC.

By:	/s/ KEVIN R. MANDIA
Kevin R. Mandia
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Kevin R. Mandia, Frank E. Verdecanna and Alexa King, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ KEVIN R. MANDIA Kevin R. Mandia	Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2021

/S/ FRANK E. VERDECANNA Frank E. Verdecanna	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	February 26, 2021

/S/ KIMBERLY ALEXY Kimberly Alexy	Director	February 26, 2021

/S/ SARA C. ANDREWS Sara C. Andrews	Director	February 26, 2021

SIGNATURE	TITLE	DATE

/S/ RONALD E. F. CODD Ronald E. F. Codd	Director	February 26, 2021

/S/ ARTHUR W. COVIELLO, JR. Arthur W. Coviello, Jr.	Director	February 26, 2021

/S/ ADRIAN McDERMOTT Adrian McDermott	Director	February 26, 2021

/S/ VIRAL PATEL Viral Patel	Director	February 26, 2021

/S/ ENRIQUE T. SALEM Enrique T. Salem	Director	February 26, 2021

/S/ ROBERT E. SWITZ Robert E. Switz	Director	February 26, 2021